UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Community Bankers Trust Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Community Bankers Trust Corporation to be held on Thursday, June 13, 2013, at 10:00 a.m. at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060.

At the Annual Meeting, you will be asked to elect two directors for terms of three years each. You also will be asked to consider and vote on an Agreement and Plan of Reincorporation and Merger dated as of May 13, 2013 under which the Company’s state of incorporation would change from Delaware to Virginia. Under the Agreement, the Company would merge with a new Virginia corporation, also to be named Community Bankers Trust Corporation, and the stockholders of the Company would become shareholders of the new Virginia corporation.

The Reincorporation Agreement provides that each outstanding share of the Company’s common stock will be converted into one share of the new Virginia corporation’s common stock. The Agreement is summarized in the enclosed Proxy Statement. The reincorporation is also subject to approval by governmental regulatory authorities. If approved, the reincorporation will not affect the day-to-day operations of the Company, and operations will continue in the same offices and with the same directors, officers and employees.

Finally, you will be asked to approve a non-binding resolution to endorse the Company’s executive compensation program and ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2013. Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy. You can also vote your shares by voting through the internet or by telephone by following the instructions on your proxy card.

We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Rex L. Smith, III
President and Chief Executive Officer

Glen Allen, Virginia

May 13, 2013

COMMUNITY BANKERS TRUST CORPORATION

4235 Innslake Drive, Suite 200

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Community Bankers Trust Corporation will be held on Thursday, June 13, 2013, at 10:00 a.m. local time, at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, for the following purposes:

(1)	The election of two directors to a three-year term on the Board of Directors;

(2)	The approval of an Agreement and Plan of Reincorporation and Merger dated May 13, 2013, pursuant to which the Company’s state of incorporation would change from Delaware to Virginia, by means of the Company’s merging with and into a new Virginia corporation, also to be named “Community Bankers Trust Corporation”, so that the stockholders of the Company would become shareholders of the new Virginia corporation;

(3)	The approval of the following advisory (non-binding) proposal:

RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2013 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

(4)	The ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2013; and

(5)	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

If you were a stockholder of record at the close of business on April 17, 2013, then you are entitled to vote at the Company’s Annual Meeting and any adjournments or postponements of the meeting. You are also cordially invited to attend the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading “How do I vote?”

By Order of the Board of Directors,

John M. Oakey, III
Secretary

May 13, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2013:

The proxy statement is available on the Company’s investor web site at http://www.cbtrustcorp.com.

PROXY STATEMENT

THE ANNUAL MEETING

This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of Community Bankers Trust Corporation, a Delaware corporation. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the 2013 Annual Meeting of Stockholders. The Annual Meeting will be held at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, on Thursday, June 13, 2013, beginning at 10:00 a.m. local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

In addition to the routine annual meetings matters similar to those that the Company has presented in the past, the Company will ask stockholders to approve an Agreement and Plan of Reincorporation and Merger dated May 13, 2013 between the Company and a new Virginia corporation (the “Reincorporation Agreement”). The sole purpose of the Reincorporation Agreement is to change the Company’s state of incorporation from Delaware to Virginia. Under the Reincorporation Agreement, the Company would merge with the new Virginia corporation, also to be named Community Bankers Trust Corporation, and the stockholders of the Company would become shareholders of the new Virginia corporation. See the “Proposal Two—Approval of the Reincorporation Proposal, Including the Agreement and Plan of Reincorporation and Merger” section for more information.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

This proxy statement will be mailed to holders of the Company’s common stock on or about May 15, 2013. The Company’s Board of Directors is asking for your proxy. By giving the Company your proxy, you authorize the proxy holders (Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting adjourns or is postponed, your proxy will be used to vote your shares when the meeting reconvenes.

The Company’s 2012 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, is being mailed to stockholders with this proxy statement.

May I attend the Annual Meeting?

All stockholders are invited to attend the meeting. It will be held on Thursday, June 13, 2013, beginning at 10:00 a.m. local time, at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance through the internet, by telephone or by mail.

Who is entitled to vote?

If you are a stockholder of the Company’s common stock at the close of business on the Record Date of April 17, 2013, you can vote. There were 21,682,963 shares of common stock outstanding and entitled to vote on that date. For each matter properly brought before the Annual Meeting, you have one vote for each share that you own.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, this proxy statement and the 2012 Annual Report to Stockholders have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting of Stockholders, this proxy statement and the 2012 Annual Report to Stockholders have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the “stockholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares using the voting instruction card included in the mailing or by following the instructions on that card for voting by telephone or through the internet.

How do I vote?

You may vote using any of the following methods:

•

Telephone – You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Internet – You can vote by visiting the web site for internet voting listed on your proxy card. Please have your proxy card available when you go online.

•	Mail – You can vote by signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

•	In person – You may vote in person at the Annual Meeting.

A valid proxy, if not revoked or voted otherwise, will be voted FOR the election of the nominees for director named in this proxy statement, FOR the approval of the Reincorporation Agreement, FOR the approval of a non-binding resolution to endorse the Company’s executive compensation program and FOR the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2013.

If your shares are held in “street name,” do not follow the above instructions. Instead, follow the separate instructions provided by your broker, bank or other nominee.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by

•	submitting a new proxy by telephone or through the internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Community Bankers Trust Corporation at 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060; or

•	appearing in person and voting at the Annual Meeting.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

What is a “quorum”?

A quorum consists of a majority of the outstanding shares of the Company’s common stock, as of the Record Date, present, or represented by proxy, at the meeting. A quorum is necessary to conduct business at the Annual Meeting. Inspectors of election will determine the presence of a quorum at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares for which the holder has abstained, or withheld the proxies’ authority to vote, on a matter count as shares present at the meeting for purposes of determining a quorum. Shares held by brokers that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

How are votes counted?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected. You may vote “for” or “withhold” for the election of directors. Shares held by brokers that are not voted in the election of directors will have no effect on the election of directors.

The Reincorporation Agreement will be approved if holders of a majority of the outstanding shares of common stock vote in favor of the action.

The non-binding resolution to endorse the Company’s executive compensation program will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

The ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Since approval of the Reincorporation Agreement requires an affirmative vote of a specified number of shares outstanding, both abstentions and broker non-votes will have the effect of a negative vote with respect to that matter.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The election of directors, the approval of the Reincorporation Agreement and the approval of a non-binding resolution to endorse the Company’s executive compensation program are “non-discretionary” items. The ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for 2013 is a “discretionary” item.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

Who will count the vote?

The Company has engaged Continental Stock Transfer & Trust Company to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

SOLICITATION OF PROXIES

The Company is soliciting the proxies associated with this proxy statement and will bear all costs of the solicitation. The Company may solicit proxies by mail, telephone, email, internet, facsimile, press releases and in person. Solicitations may be made by directors, officers and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares that they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Officers

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of April 17, 2013, for each director, each of the individuals named in the Summary Compensation Table in the “Executive Compensation” section below (who are referred to as the named executive officers) and the Company’s current directors and executive officers as a group.

Name	Shares of Common Stock (2)	Option Shares (3)	Total Shares of Common Stock Beneficially Owned	Percent of Class
NAMED EXECUTIVE OFFICERS
Rex L. Smith, III (1)	8,500	55,000	63,500	*
Bruce E. Thomas	4,808	26,010	30,818	*
Jeffery R. Cantrell	0	6,750	6,750
John M. Oakey, III	17,000	21,250	38,250	*
W. Thomas Townsend	14,766	6,250	21,016	*

DIRECTORS
Richard F. Bozard	69,685	—	69,685	*
Alexander F. Dillard, Jr.	169,737	1,003	170,740	*
Glenn J. Dozier	71,948	—	71,948	*
P. Emerson Hughes, Jr.	69,671	860	70,531	*
Troy A. Peery, Jr.	59,452	10,650	70,102	*
Eugene S. Putnam, Jr.	63,416	—	63,416	*
S. Waite Rawls III	24,488	—	24,488	*
John C. Watkins	73,356	4,970	78,326	*
Robin Traywick Williams	42,854	4,402	47,256	*

All current directors and executive officers as a group (15 persons)	705,408	158,120	863,528	4.0

*	Less than one percent of class, based on the total number of shares of common stock outstanding on April 17, 2013.
(1)	Mr. Smith is also a director.
(2)	Amounts include shares of common stock that the individual owns directly or indirectly through affiliated corporations, close relatives, and dependent children or as custodians or trustees.
(3)	Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after April 17, 2013.

Principal Stockholders

The following table contains information regarding the persons or groups that the Company knows to beneficially own more than five percent of the Company’s common stock as of April 17, 2013.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent of Class
Wellington Management Company, LLP (1)	1,986,296	9.2
280 Congress Street
Boston, Massachusetts 02210
Weiss Multi-Strategy Advisers LLC (2)	1,487,156	6.9
George A. Weiss
Frederick E. Doucette III
One State Street, 20th Floor
Hartford, Connecticut 06103
Kendall Square Capital, LLC (3)	1,107,096	5.1
Kendall Square QP, LP
Jason F. Harris
235 Montgomery Street, Suite 1010
San Francisco, California 94104

(1)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012. The Schedule 13G/A reports that, as of December 31, 2011, Wellington Management Company, LLP, in its capacity as an investment adviser, has shared voting power and dispositive power with respect to 1,986,296 shares of common stock. The number of shares beneficially owned has been confirmed in subsequent Schedule 13F filings.
(2)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2013. The Schedule 13G/A reports that, as of December 31, 2012, each of Weiss Multi-Strategy Advisers LLC, in its capacity as an investment adviser, George A. Weiss and Frederick E. Doucette III has shared voting power and dispositive power with respect to 1,487,156 shares of common stock.
(3)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013. The Schedule 13G reports that, as of January 30, 2013, each of Kendall Square Capital, LLC and Jason F. Harris has shared voting power and dispositive power with respect to 1,107,096 shares of common stock and Kendall Square QP, LP has shared voting power and dispositive power with respect to 1,004,123 shares of common stock. Kendall Square Capital, LLC, an investment adviser, serves as the general partner of Kendall Square QP, LP and an additional fund, and Mr. Harris is its managing member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of its common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% stockholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based on the Company’s review of the copies of those forms, and any amendments that it has received, and written representations from its executive officers and directors, the Company believes that all executive officers, directors and beneficial owners of more than 10% of its common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2012, except as set forth as follows. Form 4s for Richard F. Bozard were inadvertently not filed for 19 purchases of the Company’s common stock from May 2009 to April 2013. Such purchases, representing 33,263 shares of the Company’s common stock, were made by means of funds transfers in Mr. Bozard’s account with the Company’s non-qualified deferred plan administered by the Virginia Bankers Association.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, as amended. Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

The Company’s Board of Directors has determined that nine of its 10 members are independent as defined by the listing standards of the Nasdaq Stock Market, including the following: Richard F. Bozard, Alexander F. Dillard, Jr., Glenn J. Dozier, P. Emerson Hughes, Jr., Troy A. Peery, Jr., Eugene S. Putnam, Jr., S. Waite Rawls III, John C. Watkins and Robin Traywick Williams. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers.

L. McCauley Chenault, who served as a director during all of 2012, was also determined to be independent during 2012.

In making this independence determination, the Board of Directors considered certain relationships between the Bank and certain of its directors, such as the provision of legal services from time to time by law firms with which Messrs. Chenault and Dillard are affiliated, to determine whether such director was independent under the Nasdaq Stock Market’s listing standards. The aggregate amount that the Bank paid to these firms combined in 2012 was less than $2,000.

See the “Certain Relationships and Related Transactions” section on page 34 for additional information on certain banking transactions with members of the Company’s Board of Directors.

Leadership Structure and Risk Oversight

To date, the Company has chosen not to combine the positions of the Chairman of the Board of Directors and the Chief Executive Officer. The Company believes that its leadership structure is appropriate because, by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision-making processes, including those processes relating to the maintenance of effective risk management programs. The Chief Executive Officer makes monthly reports to the Board, often at the suggestion of the Chairman of the Board or other directors, and he explains in detail to the Board the reasons for certain recommendations of the Company’s management.

The Board of Directors is responsible for setting an appropriate culture of compliance within the organization, for establishing clear policies regarding the management of key risks and for ensuring that these policies are adhered to in practice. The risks that are an inherent part of the Company’s business and operations include credit risk, market risk, operational risk, liquidity risk, fiduciary risk and legal and reputational risk. The Board must have an appropriate understanding of the types of risks to which the organization is exposed, and the Board must ensure that the organization’s management is fully capable, qualified and properly motivated to manage the risks arising for the organization’s business activities in a manner that is consistent with the Board’s expectations. Likewise, management is responsible for communicating and reinforcing the compliance culture that the Board has established and for implementing measures to promote the culture throughout the organization.

The Audit Committee of the Board of Directors is responsible for overseeing the Company’s risk management function on behalf of the Board. In carrying out this responsibility, the Audit Committee works closely with the Company’s Chief Risk Officer and Chief Internal Auditor and other members of the Company’s risk management team. The Audit Committee meets regularly with these individuals and receives an overview of findings from various risk management initiatives, including internal audits, Sarbanes-Oxley reports regulating internal controls over financial reporting and other regulatory compliance reports. The Company’s Chief Internal Auditor, in particular, provides a comprehensive report to the Audit Committee regarding the Company’s key risks. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing this function for the Company as, on a monthly basis, the Board receives a report from the Audit Committee’s chairman and discusses the risks that the Company is facing. These risks are also discussed with members of management.

Other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be inherent in the Company’s compensation programs for both executive officers and other employees. For additional information regarding the Compensation Committee, see “Executive Compensation” beginning on page 19 of this proxy statement.

Over the past four years, the Board of Directors has developed plans to establish and maintain effective risk management programs to address oversight, control and supervision of the Bank’s management, major operations and activities. With the size, geographic locations and financial diversity resulting from the organization’s rapid growth and former business strategies, the Company has focused on implementing cost-effective improvements to its risk management systems and to the other areas where improvements are needed. The Board of Directors and the management team are committed to improving and strengthening the Company’s governance, controls and risk management practices. As noted above, the Board of Directors and its committees regularly review and discuss risk management issues with management at each of their meetings.

Code of Ethics

The Company’s Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet web site at www.cbtrustcorp.com.

Board and Committee Meeting Attendance

There were 17 meetings of the Board of Directors in 2012. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2012.

Independent Directors Meetings

Non-employee directors meet periodically outside of regularly scheduled Board meetings.

Committees of the Board

The Board of Directors has standing audit, nominating and compensation committees.

Audit Committee

The Audit Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s internal control over financial reporting and compliance by the Company with legal and regulatory requirements. The Audit Committee also provides oversight of the Company’s risk management programs and activities and reviews the effectiveness of the Company’s process for managing and assessing risk. A copy of the Audit Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Audit Committee are Glenn J. Dozier (Chair), Troy A. Peery, Jr., S. Waite Rawls III, and Robin Traywick Williams. The Company’s Board of Directors has determined that each of Messrs. Dozier and Peery qualifies as an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission, and that each member of the Audit Committee is independent, as independence for audit committee members is defined by the Nasdaq Stock Market’s listing standards.

The Audit Committee met 10 times in 2012. For additional information regarding the Audit Committee, see “Report of the Audit Committee” beginning on page 49 of this proxy statement.

Compensation Committee

The Compensation Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of Directors is fair and appropriate, is aligned with the interests of the Company’s stockholders and does not pose a risk to the financial health of the Company or its affiliates. A copy of the Compensation Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Compensation Committee are Eugene S. Putnam, Jr. (Chair), Troy A. Peery, Jr., and John C. Watkins. The Company’s Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the Nasdaq Stock Market’s listing standards. The Compensation Committee met seven times in 2012.

The Company’s compensation program consists generally of salary, annual bonus and incentives, equity-based long-term compensation and benefits. The Compensation Committee is responsible for the review and approval of the Company’s compensation plans, compensation for senior management, salary and bonus ranges for other employees and all employment, severance and change in control agreements. The Compensation Committee also reviews and approves compensation for the directors of the Company and its banking subsidiary. The Compensation Committee recommends that its determinations be ratified by the independent members of the Company’s Board of Directors. The Compensation Committee has not delegated any of its authority to other persons.

In making its determinations with respect to compensation, the Compensation Committee has relied on recommendations from the Company’s President and Chief Executive Officer with respect to the salaries of the Company’s senior management and bonus levels for all employees. The Compensation Committee and the President and Chief Executive Officer work together to finalize these salary and bonus decisions. The Compensation Committee determines the compensation of the President and Chief Executive Officer, and the Board of Directors approves this determination.

During the fiscal year ended December 31, 2012, the Committee engaged Matthews Young – Management Consulting to provide compensation consulting services to the Company of a very limited nature. These services included providing, to the Company’s President and Chief Executive Officer, information with respect to average salary increases, across the Company’s peer group, for selected management-level positions.

For additional information regarding the Compensation Committee, see “Executive Compensation” beginning on page 19 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s corporate governance. The Nominating Committee is responsible primarily for making recommendations to the Board of Directors regarding the membership of the Board, including recommending to the Board the slate of director nominees for election at each annual meeting of stockholders, considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by stockholders, establishing criteria for selecting new directors and reviewing the backgrounds and qualifications of possible candidates for director positions. A copy of the Nominating Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s internet web site at www.cbtrustcorp.com.

The current members of the Nominating Committee are P. Emerson Hughes, Jr. (Chair), Richard F. Bozard, Alexander F. Dillard, Jr., Eugene S. Putnam, Jr., and Robin Traywick Williams. The Company’s Board of Directors has determined that each member of the Nominating Committee is independent, as defined by the Nasdaq Stock Market’s listing standards. The Nominating Committee met four times in 2012.

In identifying potential nominees for service as a director, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. Diversity also includes education, race, gender and the geographic areas where the individual has resided, worked or served. The Nominating Committee considers candidates for Board membership suggested by Board members and by management, and it will also consider candidates suggested informally by a stockholder of the Company.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	leadership and business executive management

•	financial and regulatory experience

•	integrity, honesty and reputation

•	dedication to the Company and its stockholders

•	independence

•	any other factors that the Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory approval considerations

The Nominating Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance, independence, length of board service, and experience, skills and contributions that the existing director brings to the Board.

Stockholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2014 annual meeting, the notice must be received within the time frame set forth in the “Stockholder Proposals” section below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the stockholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a copy of which will be provided, without charge, to any stockholder upon written request to the Secretary of the Company, whose address is Community Bankers Trust Corporation, 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Meeting Attendance

Meetings of the Board of Directors and its committees are held in conjunction with the annual meeting of stockholders, and the Company expects all directors and nominees to attend the annual meeting of stockholders. All of the directors attended the 2012 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her in care of Community Bankers Trust Corporation, 4235 Innslake Drive, Glen Allen, Virginia 23060. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Company currently compensates its non-employee directors as follows:

•	Quarterly board retainer of $3,000 in value of shares of the Company’s common stock

•	Additional quarterly retainer for the Chairman of the Board of $2,500 in value of shares of the Company’s common stock

•	Additional retainer for each chairman of a Board committee of $1,250 in cash per quarter

•	Board meeting fees for the Chairman of the Board of $1,250 in cash per meeting

•	Board meeting fees for other non-employee directors of $950 in cash per meeting

•	Committee meeting fees of $450 in cash per meeting

The total compensation of the Company’s non-employee directors for the year ended December 31, 2012 is shown in the following table.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	Total ($)
Richard F. Bozard	30,800	8,996	—	39,796
L. McCauley Chenault (1)	21,300	8,996	1,629	31,925
Alexander F. Dillard, Jr.	27,625	8,996	1,041	37,662
Glenn J. Dozier	37,250	8,996	—	46,246
P. Emerson Hughes, Jr.	21,925	8,996	1,924	32,845
Troy A. Peery, Jr.	25,575	8,996	—	34,571
Eugene S. Putnam, Jr.	26,525	8,996	—	35,521
S. Waite Rawls III	23,950	8,996	—	32,946
Rex L. Smith, III (2)	—	—	—	—
John C. Watkins	37,400	16,493	—	53,893
Robin Traywick Williams	39,575	8,996	—	48,571

(1)	Mr. Chenault served as a director until January 31, 2013.
(2)	Mr. Smith, as an employee of the Company, does not receive any compensation for his service as a director.
(3)	Amounts represent Board meeting fees and committee meeting fees.

(4)	Amounts represent retainers. Shares of common stock were issued to the directors following the date of the award. The date of each stock award, the number of shares in the award and the grant date fair value of the award is shown in the following table:

Name	Date of Award	Number of Shares	Grant Date Fair Value Per Share ($)
Richard F. Bozard	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
L. McCauley Chenault	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
Alexander F. Dillard, Jr.	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
Glenn J. Dozier	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
P. Emerson Hughes, Jr.	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
Troy A. Peery, Jr.	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
Eugene S. Putnam, Jr.	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
S. Waite Rawls III	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45
John C. Watkins	June 1, 2012	2,695	2.04
	September 1, 2012	2,281	2.41
	December 1, 2012	2,244	2.45
Robin Traywick Williams	June 1, 2012	1,470	2.04
	September 1, 2012	1,244	2.41
	December 1, 2012	1,224	2.45

(5)	Amounts relate to participation of directors that served as directors of BOE Financial Services of Virginia, Inc., which the Company acquired on May 31, 2008 (“BOE Financial”), prior to its merger with the Company in the Directors’ Supplemental Retirement Plan and reflect changes in the value of each director’s interest in the plan during 2012. BOE Financial established the Directors’ Supplemental Retirement Plan for its non-employee directors in 2006. The Directors’ Supplemental Retirement Plan is designed to retain the future services of directors. This plan provides for a benefit upon the later of October 1, 2010 or retirement from service on the Board at the normal retirement age of 75. Benefits under this plan are payable at retirement for a period of 10 years. The Directors’ Supplemental Retirement Plan also contains provisions for change of control, as defined in the plan, which allow the directors to retain benefits under the plan in the event of a termination of service subsequent to a change of control, other than for cause. The Company assumed this plan in connection with its merger with BOE Financial.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of 10 directors and is divided into three classes with staggered terms. The directors in Class II are serving for a term that expires at the Annual Meeting, the directors in Class III are serving for a term that expires at the 2014 annual meeting of stockholders and the directors in Class I are serving for a term that expires at the 2015 annual meeting of stockholders.

The Board, upon the recommendation of the Nominating Committee, has nominated Troy A. Peery, Jr. and Eugene S. Putnam, Jr. for election to the Board at the Annual Meeting. All of the nominees presently serve as directors – the terms of Messrs. Peery and Putnam will expire at the Annual Meeting. The Company is asking stockholders to elect each of them for a three-year term that expires at the 2016 annual meeting of stockholders.

The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Peery and Putnam. If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or through the internet, the persons named in the enclosed proxy card will vote to elect these two nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than two nominees.

Both of the Company’s nominees have indicated their willingness to serve if elected. If any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. The Company does not presently expect that any of the nominees will be unavailable.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected.

The following information sets forth the business experience for at least the past five years and other information for all nominees and all other directors whose terms will continue after the Annual Meeting. Such information includes each director’s service on the boards of TransCommunity Financial Corporation, which the Company acquired on May 31, 2008 (“TransCommunity Financial”), and BOE Financial, as the case may be. References to a director’s service on the board of BOE Financial include service on the board of its predecessor, Essex Bank (which is now a wholly owned subsidiary of the Company) (the “Bank”).

Nominees for Election to a Three-Year Term (Class II Directors)

Troy A. Peery, Jr., 67, has been a director of the Company since 2008 and served as Vice Chairman of the Board from 2008 to 2011. He had previously served as a director of TransCommunity Financial since 2002. Mr. Peery has been President of Peery Enterprises, a real estate development company based in Manakin-Sabot, Virginia, since 1998.

Mr. Peery brings significant operational, financial management and governance experience, including his prior service in executive management and as a director for Heilig-Meyers Company, Open Plan Systems, Inc. and S & K Famous Brands, Inc., all of which were public companies. He also has significant community ties to the Bank’s central Virginia market areas.

Eugene S. Putnam, Jr., 53, has been a director of the Company since 2005 and served as its Chairman of the Board from 2005 to 2008. Mr. Putnam has been President and Chief Financial Officer for Universal Technical Institute, Inc., a post-secondary education provider, since March 2011. He served as Executive Vice President and Chief Financial Officer for Universal Technical Institute, Inc. from 2008 to 2011, and he served as its interim Chief Financial Officer from January 2008 to July 2008. From 2005 to May 2007, Mr. Putnam was Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation, a mortgage origination and servicing company that filed for bankruptcy protection in August 2007.

Mr. Putnam brings high level financial expertise as chief financial officer of publicly traded companies and experience in risk management and strategic planning. He also has banking expertise in corporate finance, capital planning and balance sheet management. His background helps him play critical roles on the Board’s committees.

Directors Whose Terms Do Not Expire This Year (Class I and Class III Directors)

Richard F. Bozard, 66, has been a director of the Company since 2008. He had previously served as a director of TransCommunity Financial since 2006. Mr. Bozard was Vice President and Treasurer of Owens & Minor, Inc., a medical and surgical supplies distributor based in Mechanicsville, Virginia, from 1991 until his retirement in 2009. He had also been Senior Vice President and Treasurer of Owens & Minor Medical, Inc., a subsidiary of Owens & Minor, Inc., from 2004 until his retirement.

Mr. Bozard brings broad experience in the areas of management and oversight of public companies. He also has significant experience in asset and liability management, finance and strategic planning, which provides both the Board and management with a substantial resource, and thus he serves as Chair of the Board’s Asset and Liability Committee.

Alexander F. Dillard, Jr., 74, has been a director of the Company since 2008 and served as Chairman of the Board from 2008 to 2011. He had previously served as a director of BOE Financial since 1982. Mr. Dillard is a senior partner in the law firm of Dillard & Katona in Tappahannock, Virginia, and has been a practicing attorney for 50 years.

In addition to his long service as a director, Mr. Dillard brings extensive experience in governance and legal matters that affect the Bank and its customers, including credit and real estate issues, which experience provides the Board with a substantial resource. He also has significant community ties to the Bank’s eastern Virginia market areas.

Glenn J. Dozier, 63, has been a director of the Company since 2011. Mr. Dozier has served as Senior Management Consultant and acting Chief Financial Officer for MolecularMD Corp., a molecular diagnostic and clinical trial testing company based in Portland, Oregon, Cambridge, Massachusetts and West Palm Beach, Florida, since 2009. Mr. Dozier was an authorized representative with Riverstone Properties LLC, a real estate management firm based in Richmond, Virginia, from 2006 until his retirement in 2010.

Mr. Dozier has more than 35 years of accomplishments in delivering strong management results in a wide variety of industries and environments. He also has provided successful leadership in general management, finance, strategic planning, human resources, property management and information systems. Having served as a chief financial officer of several companies, including NYSE and NASDAQ traded companies and Fortune 500 companies, during his career, Mr. Dozier has proven abilities in tactical and strategic financial functions.

P. Emerson Hughes, Jr., 69, has been a director of the Company since 2008. He had previously served as a director of BOE Financial since 2004. Mr. Hughes is President and operator of Holiday Barn, Ltd., a pet boarding and day care facility based in Glen Allen, Virginia, where he has been employed since 1972.

Mr. Hughes brings long-term corporate management experience as a small business owner, including his knowledge of commercial business needs in the Bank’s central Virginia market areas. He also has significant community ties to those areas.

S. Waite Rawls III, 64, has been a director of the Company since 2011. Mr. Rawls has been President of the Museum of the Confederacy in Richmond, Virginia, since 2004.

Mr. Rawls has numerous years of leadership positions in, among others, the technology, financial management and capital market fields, all of which underscore the insight that he has as a director. Mr. Rawls also has 18 years of working experience in the banking industry, serving as Vice Chairman of Continental Bank in Chicago, Illinois for four years and with Chemical Bank, including Managing Director, in New York, New York for 14 years. While the banking industry has changed, Mr. Rawls remains very familiar with the issues facing banks and the regulatory environment in which they operate.

Rex L. Smith, III, 55, has been a director of the Company since 2011. Mr. Smith has been President and Chief Executive Officer of the Company and the Bank since 2011. He served as the Bank’s Executive Vice President and Chief Banking Officer from 2010 to 2011, and he held the responsibilities of President and Chief Executive Officer of the Company and the Bank, including serving as Executive Vice President of the Company, for eight months in 2010 and 2011. From 2009 to 2010, he was the Bank’s Executive Vice President and Chief Administrative Officer. From 2007 to 2009, he was the Central Virginia President for Gateway Bank and Trust and, from 2000 to 2007, he was President and Chief Executive Officer of The Bank of Richmond.

Mr. Smith has an extensive background in the banking industry and a unique perspective from the management experiences that he has had with different banks. He is also intimately aware of the particular opportunities and challenges facing the Company and the Bank, as he has been a member of executive management for four years.

John C. Watkins, 66, has been a director of the Company since 2008 and has served as Chairman of the Board since 2011. He had previously served as a director of TransCommunity Financial and its predecessor, Bank of Powhatan, N.A., since 1998. Senator Watkins was President of Watkins Nurseries, Inc., a landscape design firm and wholesale plant material grower based in Midlothian, Virginia, from 1998 to 2008, and he currently serves as the Chairman of its board of directors. He has also been Manager and Development Director for Watkins Land, LLC, a real estate company based in Midlothian, Virginia, since 1999. He was a member of the Virginia House of Delegates from 1982 to 1998 and has been a member of the Senate of Virginia since 1998.

Senator Watkins brings long-term corporate management experience as a small business owner and entrepreneur, through his ownership and operation of successful businesses in the Company’s market areas. He also brings substantial government and public policy expertise and leadership knowledge to the Company due to his long service in the Virginia state government. He has significant community ties to the Bank’s central Virginia market areas.

Robin Traywick Williams, 62, has been a director of the Company since 2008. She had previously served as a director of TransCommunity Financial since 2002. Mrs. Williams is a writer and, from 2009 to 2011, she served as president of the Thoroughbred Retirement Foundation. From 1998 to 2003, she served as Chairman of the Virginia Racing Commission in Richmond, Virginia.

Mrs. Williams brings regulatory and governance leadership to the Board through her experience with Virginia government and regulatory agencies and community organizations. She also has significant community ties to the Bank’s central Virginia market areas.

EXECUTIVE OFFICERS

The Company’s executive officers as of April 17, 2013 and their respective ages and positions are set forth in the following table.

Name	Age	Position
Rex L. Smith, III	55	President and Chief Executive Officer Community Bankers Trust Corporation and Essex Bank

Bruce E. Thomas	49	Executive Vice President and Chief Financial Officer Community Bankers Trust Corporation and Essex Bank

Jeffery R. Cantrell	50	Executive Vice President and Chief Operating Officer Essex Bank

John M. Oakey, III	45	Executive Vice President, General Counsel and Secretary Community Bankers Trust Corporation and Essex Bank

William E. Saunders, Jr.	50	Executive Vice President and Chief Risk Officer Essex Bank

W. Thomas Townsend	63	Executive Vice President and Chief Credit Officer Essex Bank

The following information sets forth the business experience for at least the past five years and other information for the executive officers. Such information with respect to Mr. Smith is set forth above in the “Proposal One – Election of Directors” section.

Mr. Thomas has been Executive Vice President and Chief Financial Officer of the Company since 2010, and he was Senior Vice President and Chief Financial Officer of the Company from 2008 to 2010. From 2000 to 2008, he was Senior Vice President and Chief Financial Officer of BOE Financial. He has been employed in various positions with the Bank since 1990 and is currently the Bank’s Executive Vice President and Chief Financial Officer.

Mr. Cantrell has been Executive Vice President and Chief Operating Officer of the Company since July 2012, and he was the Bank’s Senior Vice President and Senior Financial Officer from 2009 to

2012. From 2008 to 2009, he was Executive Vice President, Chief Financial Officer and Chief Operating Officer for North Metro Financial LLC, the organizational entity for a bank in organization in Georgia. From 1984 to 2008, he was employed with Regions Bank, where he most recently served in the position of Senior Vice President and East Region Financial Manager.

Mr. Oakey has been General Counsel and Secretary of the Company and the Bank since 2009, with the titles of General Counsel since 2010 and Senior Legal Counsel from 2009 to 2010. He was named Executive Vice President in 2011. From 2007 to 2009, he was Director and Assistant General Counsel for Circuit City Stores, Inc. Until 2007, he was a partner at the law firm of Williams Mullen, where he began practicing in 1995.

Mr. Saunders has been the Bank’s Executive Vice President and Chief Risk Officer since 2011. From 2010 to 2011, he served as the Bank’s Executive Vice President and Chief Operating Officer. From 2008 to 2010, he served as the Bank’s Senior Vice President – Chief Risk Officer. From 2004 to 2008, he was the Bank’s Vice President – Risk Management.

Mr. Townsend has been the Bank’s Executive Vice President and Chief Credit Officer since 2011. Mr. Townsend has nearly 40 years of experience in the banking industry and is retired from the Federal Reserve Bank of Richmond, where he most recently served as a Senior Examiner from 2000 to 2010.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. A discussion of the principles, objectives, components, analyses and determinations of the Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The Compensation Discussion and Analysis also includes discussion with respect to the Committee’s review of officer and employee compensation plans and specifically any features that may encourage employees to take unnecessary and excessive risks. The specific decisions of the Committee regarding the compensation of the named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee certifies that:

(1) it reviewed with the senior risk officer the senior executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

(2) it reviewed with the senior risk officer the employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) it reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company and the Bank to enhance the compensation of any employee.

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the Company’s 2013 proxy statement.

Compensation Committee

Eugene S. Putnam, Jr., Chair

Troy A. Peery, Jr.

John C. Watkins

Date: April 30, 2013

Compensation Discussion and Analysis

General

The Compensation Committee of the Company’s Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. The Committee consists entirely of non-employee, independent members of the Board and operates under a written charter approved by the Board.

The Committee specifically discharges Board oversight responsibilities with respect to

•	the compensation of the Company’s Chief Executive Officer and other executive officers and other key employees;

•	the administration of incentive compensation plans, including stock plans and short- and long-term incentive compensation plans; and

•	the approval, review and oversight of certain other benefit plans of the Company.

The Company’s compensation program generally consists of salary, annual bonus and incentives, equity-based long-term compensation and benefits. Benefits include participation in the Company’s 401(k) plan and health insurance benefits. The Company also has a defined benefit pension plan, which has been frozen, and a supplemental retirement plan, which has been frozen to new entrants. In addition, the Company offers perquisites to certain executive officers such as use of Company-owned vehicles. The Company recognizes that competitive compensation is critical for attracting, motivating, rewarding and retaining qualified executives. One of the fundamental objectives of the Company’s compensation program is to offer competitive compensation and benefits for all employees, including executive officers, in order to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that enhance stockholder value.

Over the past three years, the Company spent considerable time remediating issues of regulatory concern, as set forth in a written agreement with its federal and state banking regulators, following significant growth in 2008 and 2009 that strained the Company’s organizational structure and the effectiveness of risk management programs that are appropriate for the various functions of an organization of its size and complexity. These efforts required a strong and dedicated management team capable of effecting key internal changes. The Company’s actions resulted in its release from the written agreement after 20 months and brought a renewed focus on strategic growth for the franchise, through both internal loan growth and appropriate branch expansion. This growth likewise requires a management team with relevant experience. As a result, a primary focus of the Company’s compensation program has been, and continues to be, to attract and retain a team of experienced bankers.

As discussed below, the Committee engaged an independent consultant on a very limited basis to assist it in carrying out certain responsibilities with respect to executive compensation for the 2012 year.

The following discussion explains the material elements of compensation paid to the Company’s named executive officers and provides the material factors underlying its compensation policies and practices. The information in this discussion specifically provides context for the compensation disclosures in the tables that follow it and should be read along with those disclosures.

American Recovery and Reinvestment Act of 2009

On December 19, 2008, the Company entered into a letter agreement with the United States Department of the Treasury (“Treasury”) under which it issued 17,680 shares of its Series A preferred stock in connection with the Capital Purchase Program under the Treasury’s Troubled Asset Relief Program (“TARP”). In accordance with the terms of the letter agreement, the Company and the named executive officers amended certain employment agreements and benefit plans and arrangements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that was issued and in effect as of the closing date of the transaction. Section 7001 of the American Recovery and Reinvestment Act of 2009 (“ARRA”) amended Section 111 of EESA to provide that TARP participants are subject to the “standards established by the Secretary” and directs the Secretary of Treasury to “require each TARP recipient to meet appropriate standards for executive compensation and corporate governance.”

Under regulations that have been issued pursuant to EESA, the Committee has reviewed all components of the Company’s compensation program, as described below, with respect to the Company’s senior executive officers, which include the named executive officers. These components have consisted of employment agreements, bonus arrangements (including an annual incentive plan) and a stock incentive plan. None of these components presently contain any feature that, in the Committee’s review, would encourage the senior executive officers to take unnecessary and excessive risks that would threaten the value of the Company.

In addition, in conjunction with a review with the Company’s Chief Risk Officer, the Committee reviewed employee compensation plans generally. Most of the Company’s employees are compensated by the payment of salary, and historically certain employees would be awarded a performance bonus if, in the estimation of their managers, their performance merited such an award. The Committee determined that there is no element in any senior executive officer plan or any employee plan that would encourage the executives or employees to manipulate reported earnings in order to enhance compensation.

Compensation Program

The elements of the Company’s compensation program represent the elements that the Company has offered in the past in order to attract, motivate, reward and retain highly qualified executive officers. The Company believes that these elements are also standard compensation components of its peer companies and allow the Company to present an attractive compensation package to each of its named executive officers in comparison with these companies.

The Committee approves the compensation of all members of senior management, including the named executive officers.

Bruce E. Thomas, the Company’s Executive Vice President and Chief Financial Officer, had an employment agreement with the Company during 2012. A summary of the agreement is set forth below following the Summary Compensation Table. No other executive officers had an employment agreement with the Company during 2012.

Salary

The base salary of the named executive officers is designed to be competitive with that of the Company’s peer banks. In establishing the base salary for the named executive officers, the Committee relies on an evaluation of the officers’ level of responsibility and performance and on comparative information. In establishing the base salary, other than for the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations from the Chief Executive Officer. The salary of the Chief Executive Officer is also approved by the independent members of the Board of Directors, upon recommendation of the Committee.

The Committee’s discussion of salary decisions for 2012 began in the fourth quarter of 2011. In October 2011, the Committee reviewed competitive market compensation information provided by the Committee’s independent consultant, with a primary focus on Rex L. Smith, III following his appointment as President and Chief Executive Officer in May 2011. The information was developed from the consultant’s compensation database, which consisted of multiple bank compensation surveys and information on comparably-sized community banks in the mid-Atlantic area. The peer group data that the Committee reviewed was created from the following 30 financial institutions):

Bank of Kentucky Financial Corporation

Farmers Capital Bank Corporation

First Financial Service Corporation

Porter Bancorp, Inc.

S.Y. Bancorp, Inc.

First United Corporation

Shore Bankshares, Inc.

Tri-County Financial Corporation

Crescent Financial Corporation

ECB Bancorp, Inc.

First South Bancorp, Inc.

Four Oaks Fincorp, Inc.

NewBridge Bancorp

Peoples Bancorp of North Carolina, Inc.

Southern Community Financial Corporation

Yadkin Valley Financial Corporation

First Farmers and Merchants Corporation

First Security Group, Inc.

Access National Corporation

American National Bankshares Inc.

C&F Financial Corporation

Eagle Financial Services, Inc.

Eastern Virginia Bankshares, Inc.

Fauquier Bankshares, Inc.

Highlands Bankshares, Inc.

Middleburg Financial Corporation

Monarch Financial Holdings, Inc.

National Bankshares, Inc.

Old Point Financial Corporation

Valley Financial Corporation

The Committee noted that there was a gap between the salary for the Company’s Chief Executive Officer and the salary for that position at companies in the peer group, and the Committee reviewed potential increases in salary, both at the time and in the future. The Committee determined to increase Mr. Smith’s salary by $30,000 to $230,000 effective November 1, 2011 and agreed, in light of the fact that this salary level would remain well below the Company’s peers, to review the salary for the Chief Executive Officer no less than annually.

None of the other named executive officers had received any salary adjustments for the 2011 year. In December 2011, the Committee reviewed with Mr. Smith the same market information from the independent consultant in connection with potential salary adjustments for the other named executive officers. The Committee acknowledged that these individuals have contributed significantly to the Company’s remediation efforts during 2011 and that their salaries were not necessarily in line with the Company’s peer group. The officer’s salaries were generally in the lower half of the mid-market range, and the Committee generally targets the 50th percentile for fully qualified officers whose performance meets expectations and the 75th percentile for highly qualified officers who outperform expectations. The Committee also recognized that the Company had not implemented, due to earnings challenges, any annual increases in salary for such executive officers since the Company’s merger transactions in 2008. As a result, the Committee determined to make, at Mr. Smith’s recommendations, the salary increases for the named executive officers as set forth below effective as of January 1, 2012.

Name	2011 Salary	2012 Salary
W. Thomas Townsend	$180,000	$184,000
Bruce E. Thomas	$165,000	$175,000
John M. Oakey, III	$165,000	$175,000

In January 2012, the Committee reviewed a compensation package, as recommended by Mr. Smith, for Jeffery R. Cantrell, who was being promoted to a new Chief Operating Officer position. (The promotion was subject to regulatory approval under the regulatory written agreement in place at that time, and such approval was received in July 2012.) Similar to the analysis with respect to salary increases for the other named executive officers, as described above, the Committee approved a salary of $170,000 for Mr. Cantrell as Chief Operating Officer.

In December 2012, the Committee reviewed and determined salaries for the 2013 year. The Committee received and reviewed recommendations from Mr. Smith for increases in salaries for the other named executive officers. The Committee considered the reasons for the proposed increases, including the value that each officer has contributed to the Company and Mr. Smith’s desire to bring such salaries in line with the mid-point level of the Company’s peer group, based on updated peer group information prepared by the Committee’s compensation consultant. This information included only current salary range averages and did not include the names of any banks included in the peer group. As a result, the Committee determined to make, at Mr. Smith’s recommendations, the salary increases for the named executive officers as set forth below effective as of January 1, 2013.

Name	2012 Salary	2013 Salary
W. Thomas Townsend	$184,000	$194,000
Bruce E. Thomas	$175,000	$185,000
John M. Oakey, III	$175,000	$185,000
Jeffery R. Cantrell	$170,000	$180,000

Also in December 2012, the Committee reviewed and determined a salary for Mr. Smith for the 2013 year. The Committee considered the release of the Company and the Bank from the regulatory written agreement and the financial performance of the Company from the standpoint of both earnings and credit quality. The Committee also considered reasons for an increase, including the value that Mr. Smith has contributed to the Company and is expected to continue to contribute to the Company in the future. There was recognition that Mr. Smith’s salary was well below the 50% mark of the Company’s peer group, and the Committee acknowledged its desire to bring his salary in line with this level, consistent with the other executive officers of the Company. As a result, the Committee approved a salary increase for Mr. Smith from $230,000 to $325,000, effective January 1, 2013, and this increase was subsequently approved by the Board of Directors.

Annual Incentives and Bonuses

For the 2012 year, the Committee adopted an objectives-based incentive plan for the named executive officers and other key employees that tied incentive payments to specific operating metrics of the Company. These metrics were net income, the percentage of non-performing assets to total loans plus other real estate owned (OREO) for the Bank’s non-covered portfolio and a discretionary component, which were assigned weights of 50%, 40% and 10%, respectfully. The plan included threshold, target and maximum levels of performance for each metric and a corresponding payout, as a percentage of salary, to each of the named executive officers based on the achievement of such levels. The range of the payout is from 5.0% (threshold) to 15.0% (maximum) of salary for each of the named executive officers except for Mr. Smith. There would be no payout at all if the net income metric did not meet at least the threshold amount. The ability of Mr. Smith to receive a bonus for 2012 was restricted by TARP regulations.

For 2012, the net income metric met the maximum level of performance, and the non-performing assets metric met the threshold level of performance. These metrics combined corresponded to a payout of 9.50% of salary under the plan. Mr. Smith recommended an additional 1.25% of salary for the named executive officers, with respect to the job-related discretionary component of the bonus, with a slight increase of 1.50% for each of Mr. Thomas and Mr. Oakey for specific efforts. As a result, the Committee approved bonuses under the 2012 annual incentive plan, which ranged from 10.75% to 11.00% of salary, as follows:

Name	2012 Bonus
W. Thomas Townsend	$19,780
Bruce E. Thomas	$19,250
John M. Oakey, III	$19,250
Jeffery R. Cantrell	$18,275

In July 2012, Mr. Cantrell received a relocation bonus of $25,000 in connection with his promotion to the Chief Operating Officer position and his move from the Georgia market to the Company’s Virginia headquarters.

For the 2013 year, the Committee has adopted an incentive plan for the named executive officers and other key employees that is almost identical to the plan for the 2012 year. For 2013, the metrics of net income, the percentage of non-performing assets to total loans plus other real estate owned for the Bank’s non-covered portfolio and a discretionary component are assigned weights of 40%, 40% and 20%, respectfully. The ability of Mr. Smith to receive a cash bonus for 2013 remains restricted by TARP regulations.

Long-Term Incentives

In 2009, the Company adopted and its stockholders approved the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The purpose of the plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of such employees and directors by further aligning their interests with the interests of the Company’s stockholders. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and nonstatutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares of common stock for issuance to participants under the plan.

In January 2012, at the recommendation of the Chief Executive Officer, the Committee approved stock option awards to the other named executive officers and other key employees. In determining the specific amounts for the stock option awards, the Committee considered the levels of comparable awards in the peer group that its consultant had presented in connection with setting 2012 salary levels. The Committee also considered that such awards would motivate individual long-term performance and would link each officer’s interest directly with stockholder interests. In addition, the strike price for each award was set at a price above the common stock’s market price on the date of the award. The specific amounts of the awards for the named executive officers are set forth in the “Plans of Grant-Based Awards” below.

In July 2012, Mr. Cantrell received a stock option award with respect to 11,000 shares of common stock. This award supplemented the award that he had received as a member of senior management in January 2012 and was given to him in light of his promotion to the Chief Operating Officer position.

In January 2013, at the recommendation of the Chief Executive Officer, the Committee approved stock option awards to the named executive officers, except for the Chief Executive Officer, and other key employees. The Committee also approved a restricted stock award for the Chief Executive Officer. The award to Mr. Smith was consistent with the provisions of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance that the Treasury implemented in June 2009. In determining the specific amounts for the stock option and restricted stock awards, the Committee considered that such awards would motivate individual long-term performance and would link each officer’s interest directly with stockholder interests.

The Company continues to sponsor each of the TransCommunity Financial Corporation 2001 Stock Option Plan, the TransCommunity Financial Corporation 2007 Equity Compensation Plan, the BOE Financial Services of Virginia, Inc. Stock Incentive Plan and the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors and the awards that remain outstanding under those plans. The Company did not make any awards under these plans in 2012, and it will not make any further awards under these plans in future years.

In the future, the Company expects that any stock option grants and stock awards to executive officers will be made at regularly scheduled Committee meetings. The Company’s Chief Executive Officer will provide the Committee with a recommendation concerning the recipients (other than him), the reason for the award and the number of shares to be awarded. The grant date will generally be the date of the meeting when the Committee approves awards. The Company will not tie the timing of the issuance of stock options or stock awards to the release or withholding of material non-public information.

Retirement Program

The Company’s retirement program is designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings. The Company believes that its retirement program has been a valuable tool in attracting and retaining highly qualified employees. The retirement program historically has been reflective of common practices among companies of similar size and structure.

During 2012, the components of the Company’s retirement program included the following:

•

a non-tax qualified Supplemental Executive Retirement Plan for certain executives to supplement the benefits that such executives can receive under other retirement program components and social security

•	a 401(k) employee savings plan for which all full-time employees who are 21 years of age or older are eligible to participate

Another component of the Company’s retirement program has been a noncontributory defined benefit pension plan for all full-time employees who are 21 years of age or older and who have completed one year of eligibility service. The Company froze, effective December 31, 2010, the plan benefits for all participants in the pension plan, which was a benefit available only to employees of the Bank prior to the merger of BOE Financial with and into the Company. The Company had frozen the pension plan to new entrants in 2008.

Additional information with respect to all of these components is set forth in the “Post-Employment Compensation” section below.

Perquisites and Fringe Benefits

Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies. The Committee believes that this component of compensation is a valuable tool in attracting, motivating, rewarding and recruiting highly qualified employees. The Committee will review the level of these benefits on an annual basis.

The Company provides Mr. Smith with the use of a company automobile. The employment agreement with Mr. Thomas provides for an automobile or automobile allowance, with appropriate insurance coverage and maintenance expenses, and for the payment or reimbursement for country club dues that may be incurred. The Company provides Mr. Cantrell with an automobile allowance.

Post-Termination Compensation

Under his employment agreement, Mr. Thomas may be entitled to post-termination compensation in certain cases. These provisions are detailed further and quantified in the section below titled “Post-Employment Compensation.”

In connection with the Company’s receipt of TARP funds, Mr. Thomas signed a waiver of acknowledgement that the TARP regulation in effect at such time may require modification of the compensation, bonus, incentive, and other benefits plans, policies, and agreements that the Company has that affect his compensation. These restrictions significantly modify the provisions of the agreement that the Company has with him that relate to severance payments in the event of his termination of employment.

In addition, in 2008, Mr. Thomas entered into a letter agreement with the Company amending the benefit plans with respect to him as may be necessary, during the period that Treasury owns any debt or equity securities of the Company, to comply with Section 111(b) of EESA, as amended by ARRA.

Mr. Cantrell received a change-in-control agreement in connection with his promotion to the Chief Operating Officer position. The agreement, which is also detailed further and quantified in the section below titled “Post-Employment Compensation”, was provided to him as part of an overall compensation package that included components to give certain assurances to Mr. Cantrell for his relocation from the Georgia market to the Company’s headquarters in Virginia.

Compensation Limitations for TARP Recipients

The following is a summary of certain executive compensation limitations under the EESA and the ARRA:

•

a requirement to recover any bonus payment to a senior executive officer or any of the next 20 most highly compensated employees if payment was based on materially inaccurate financial statements or performance metric criteria

•	a prohibition on making any golden parachute payments to a senior executive officer or any of the next five most highly compensated employees

•	a prohibition on paying or accruing any bonus payment to the most highly compensated employee, except as otherwise permitted by the rules

•	a prohibition on maintaining any plan for senior executive officers that encourages such officers to take unnecessary and excessive risks that threaten the Company’s value

•	a prohibition on maintaining any employee compensation plan that encourages the manipulation of reported earnings to enhance the compensation of any employee

•	a prohibition on providing tax gross-ups to a senior executive officer or any of the next 20 most highly compensated employees

The Committee reviews these and other requirements under the EESA and the ARRA in making its compensation determinations with respect to the Company’s senior management, including the named executive officers.

Summary Compensation Table

The table below sets forth, for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, the compensation earned by the following named executive officers:

•	the individuals who served as the Company’s principal executive officer and the principal financial officer during 2012

•	the three other most highly compensated executive officers who were executive officers at December 31, 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
Rex L. Smith, III President and Chief Executive Officer (1)	2012 2011 2010	230,000 205,000 188,333	— — —	— — —	2,607 20,547 1,738	— — —	— — —	17,499 15,696 13,810	250,106 241,243 203,881
Bruce E. Thomas Executive Vice President and Chief Financial Officer	2012 2011 2010	175,000 165,000 165,000	— 200 —	— — —	5,386 2,607 1,738	19,250 — —	62,963 105,480 68,780	13,125 12,406 9,941	275,724 285,693 245,459
Jeffery R. Cantrell Executive Vice President and Chief Operating Officer, Essex Bank (2)	2012	162,901	25,000	—	2,853	18,275	—	15,203	224,232
John M. Oakey, III Executive Vice President, General Counsel and Secretary (1)	2012 2011 2010	175,000 165,000 165,000	— 200 —	— — —	5,386 2,607 1,738	19,250 — —	— — —	7,988 7,651 4,718	207,624 175,458 171,456

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
W. Thomas Townsend Executive Vice President and Chief Credit Officer, Essex Bank (3)	2012 2011	184,000 180,000	— 20,200	— —	2,779 —	19,780 —	— —	9,160 8,299	215,719 208,499

(1)	Messrs. Smith and Oakey became executive officers in May 2010.
(2)	Mr. Cantrell became an executive officer in July 2012. He received a relocation bonus in the amount of $25,000 at that time.
(3)	Mr. Townsend joined the Company in January 2011. He received a signing bonus in the amount of $20,000 at that time.
(4)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock award or by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for awards of restricted stock or stock options, as the case may be, granted to each of the named executive officers, in accordance with FASB ASC Topic 718. Pursuant to the rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(5)	These amounts reflect pay-outs under the Company’s objectives-based incentive plan for 2012. Additional information on this plan is included in the “Compensation Program – Annual Incentives and Bonuses” section above.
(6)	Amounts for 2012 represent, for Mr. Thomas, a $9,638 change in value of his accumulated benefit in the supplemental executive retirement plan and a $53,325 change in value of his accumulated benefit in the pension plan. Additional information on these plans is included in the “Post-Employment Compensation” section below.
(7)	Amounts for 2012 represent, for Mr. Smith, $9,207 in 401(k) plan matching contributions, $6,420 in employer-paid healthcare and $1,872 for an automobile allowance, for Mr. Thomas, $6,162 in 401(k) plan matching contributions, $6,420 in employer-paid healthcare and $543 for an automobile allowance, for Mr. Cantrell, $6,383 in 401(k) plan matching contributions, $6,420 in employer-paid healthcare and $2,400 for an automobile allowance, for Mr. Oakey, $6,188 in 401(k) plan matching contributions and $1,800 in employer-paid healthcare and, for Mr. Townsend, $7,360 in 401(k) plan matching contributions and $1,800 in employer-paid healthcare.

Employment Agreements

The Company has an employment agreement with Bruce E. Thomas. The Company does not currently have employment agreements with any of its other executive officers.

The agreement with Bruce E. Thomas is effective as of May 31, 2008, which was the effective date of the merger of the Company and BOE Financial. Effective as of that date and pursuant to his employment agreement, Mr. Thomas serves as the Company’s Chief Financial Officer, at a salary determined by the Company’s Board of Directors. The term of the employment agreement is for three years after the merger date. On each anniversary of the merger date, upon the review and approval of the Board of Directors, the term of the agreement will be extended by an additional year unless the Company or Mr. Thomas gives written notice at least 30 days prior to an anniversary date that no further extensions should occur.

The employment agreement with Mr. Thomas imposes certain limitations on him, precluding him from soliciting the Company’s or the Bank’s employees and customers and, without the Company’s prior written consent, competing with the Company or the Bank by forming, serving as an organizer, director, officer or consultant to, or maintaining a more than one percent passive investment in a depository financial institution or holding company if such entity has one or more offices or branches located within a 10-mile radius of the headquarters or any branch banking office of the Company or the Bank. These limitations will be for a period of two years from the date on which Mr. Thomas ceases to be an employee of the Company except that, in the case of a termination without cause or for good reason following a change in control, the non-compete and customer solicitation restrictions will be in force for only one year.

Mr. Thomas’s employment agreement addresses termination of his employment under various termination scenarios. Information on these terms is provided in the “Post-Employment Compensation” section below.

Grants of Plan-Based Awards

The following table shows potential annual performance-based bonuses and awards of restricted stock and non-qualified stock options under the Company’s 2009 Stock Incentive Plan during the year ended December 31, 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)(2)	Awards ($/Sh)	Awards ($)(3)
Smith	—	—	—	—	—	—	—	—
Thomas	1/19/2012	—	—	—	—	25,000	1.25	11,117
	—	8,750	17,500	26,250	—	—	—	—
Cantrell	1/19/2012	—	—	—	—	9,000	1.25	4,002
	—	8,500	17,000	25,500	—	—	—	—
	7/30/2012	—	—	—	—	11,000	1.97	8,563
Oakey	1/19/2012	—	—	—	—	25,000	1.25	11,117
	—	8,750	17,500	26,250	—	—	—	—
Townsend	1/19/2012	—	—	—	—	25,000	1.25	11,117
	—	9,200	18,400	27,600	—	—	—	—

(1)	For the 2012 year, the Company adopted an objectives-based incentive plan for the named executive officers that tied incentive payments to specific operating metrics of the Company. These metrics were net income, the percentage of non-performing assets to total loans plus other real estate owned for the Bank’s non-covered portfolio and a discretionary component, which were assigned weights of 50%, 40% and 10%, respectfully. The plan included threshold, target and maximum levels of performance for each metric and a corresponding payout, as a percentage of salary, to each of the named executive officers based on the achievement of such levels. The range of the payout is from 5.0% (threshold) to 15.0% (maximum) of salary for each of the named executive officers except for Mr. Smith. The ability of Mr. Smith to receive a cash bonus for 2012 was restricted by TARP regulations.
(2)	All option awards presented vest in four equal annual installments beginning on the first anniversary of the grant date.
(3)	The grant date fair value of these options awards reflects the full accounting expense, as of the grant date, that the Company recognized in 2012 and does not necessarily represent the value that will be realized by the executive officer upon vesting or exercise.

Outstanding Equity Awards

Prior to their mergers with and into the Company, both TransCommunity Financial and BOE Financial maintained plans that provided for stock-based awards as incentives for certain officers and directors. Under the terms of these plans, all options and awards that were outstanding at the time of the mergers were fully vested and exercisable, and any unrecognized compensation expenses were accelerated. In connection with the mergers, the Company adopted all awards that were outstanding under such plans, but terminated the plans so that no further awards will be made under them.

In 2009, the Company adopted the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and nonstatutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares for issuance to participants under the plan.

The following table shows outstanding stock awards and option awards held by the named executive officers as of December 31, 2012.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Smith	5,000	15,000	(1)	—	2.78	5/20/2020	—	—
	50,000	—		—	1.25	10/20/2021	—	—
Thomas	2,005	—		—	4.36	10/23/2013	—	—
	2,755	—		—	5.01	11/18/2014	—	—
	10,000	10,000	(2)	—	2.78	5/20/2020	—	—
	25,000	—	(3)	—	1.25	1/19/2022	—	—
Cantrell	3,000	3,000	(2)	—	2.78	5/20/2020	—	—
	9,000	—	(3)	—	1.25	1/19/2022	—	—
	11,000	—	(4)	—	1.97	7/30/2022	—	—
Oakey	10,000	10,000	(2)	—	2.78	5/20/2020	—	—
	25,000	—	(3)	—	1.25	1/19/2022	—	—
Townsend	25,000	—	(3)	—	1.25	1/19/2022	—	—

(1)	The options were scheduled to vest in four equal annual installments beginning on May 20, 2011. Mr. Smith was the “most highly compensated employee” for the 2012 year under the rules and regulations of the EESA and the ARRA, and thus the option did not vest as contemplated by such rules and regulations in 2012.
(2)	The options vest in four equal annual installments beginning on May 20, 2011.

(3)	The options vest in four equal annual installments beginning on January 19, 2013.
(4)	The options vest in four equal annual installments beginning on July 30, 2013.

Option Exercises and Stock Vested

There were no exercises of stock options by any of the named executive officers during the year ended December 31, 2012. In addition, no restricted stock awards held by any such officers vested during the year ended December 31, 2012.

Post-Employment Compensation

Pension Plan

The Bank maintains a non-contributory defined benefit pension plan for all full-time employees who are 21 years of age or older and who have completed one year of eligibility service. The plan, which was a benefit available only to employees of the Bank prior to the merger, was frozen to new entrants prior to the merger of BOE Financial with and into the Company. Effective December 31, 2010, the Company froze the plan benefits for all participants in the pension plan.

Mr. Thomas is a participant in this plan. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.60% of average compensation times years of credited service up to 20 years, plus 0.75% of average compensation times years of credited service in excess of 20 years, plus 0.65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2012, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $200,000 and the maximum compensation covered by the plan was $250,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security benefits.

The following table provides the actuarial present value of each named executive officer’s total accumulated benefit under the pension plan as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Smith	—	—	—	—
Thomas	Pension Plan	20	342,562	—
Cantrell	—	—	—	—
Oakey	—	—	—	—
Townsend	—	—	—	—

Supplemental Executive Retirement Plan

In 2006, the Bank adopted a non-tax qualified supplemental executive retirement plan (“SERP”) for certain executives to supplement the benefits that such executives can receive under the Bank’s other retirement programs and social security. Mr. Thomas is a participant in the SERP. Retirement benefits under the SERP vary by individual and are payable at age 65 for 15 years or life, whichever is longer. In the event of termination prior to age 65 (for reasons other than death, subsequent to a change of control or for cause), benefits still commence at age 65, but are substantially reduced. Benefits payable in the event of termination following a change of control or death commence upon termination or death, and are the approximate actuarial equivalent of the value of normal retirement benefits. No benefits are payable in the event that termination is for cause.

The following table provides specific information for each named executive officer for the non-tax qualified supplemental executive retirement plan as of December 31, 2012:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($)(2)
Smith	—	—	—	—	—
Thomas	—	—	9,638	—	197,604
Cantrell	—	—	—	—	—
Oakey	—	—	—	—	—
Townsend	—	—	—	—	—

(1)	This amount is not included in the amounts reported in the salary column of the Summary Compensation Table for Mr. Thomas in the current or prior years.
(2)	Amount includes $127,652 related to the acceleration of change in control provisions in Mr. Thomas’s retirement plan in connection with the Company’s merger with BOE that was not recorded until 2010.

401(k) Employee Savings Plan

The Company sponsors a 401(k) plan for all of its eligible employees. The executive officers of the Company participate in the 401(k) plan on the same basis as all other eligible employees of the Company.

Agreements

The employment and change in control agreements that the Company has in place provide for the payment of severance and other benefits in the event of certain termination scenarios. The following summary of the contents of the agreements is based on the agreements prior to modification according to the executive compensation restrictions resulting from the Company’s participation in the TARP.

Employment Agreements

The Company has an employment agreement with Bruce E. Thomas.

The employment agreement that the Company has had in place with Mr. Thomas provides for the payment of severance and other benefits in the event of certain termination scenarios. The following summary of the contents of the agreement is based on the agreement prior to modification according to the executive compensation restrictions resulting from the Company’s participation in the TARP.

The employment agreement with Mr. Thomas provides for the payment of two months’ salary upon his death. In the case of termination by the Company without cause or by Mr. Thomas for good reason, the employment agreement requires that he receive his base salary and certain health benefits for

24 months following the date of termination. For the purposes of the employment agreement, good reason means the continued assignment to Mr. Thomas of duties inconsistent with his position as contemplated in the agreement, any action taken by the Company that results in a substantial reduction in his status, the relocation of him to any other primary place of employment that might require him to move his residence, which includes any reassignment to a place of employment located more than 35 miles from his initially assigned place of employment (which includes both Tappahannock and Richmond, Virginia) without his written consent, and any failure by the Company, or any successor following a change in control, to comply with the compensation and benefit requirements of the employment agreement. The agreement also provides that within two years following a change in control, if employment is terminated by the surviving corporation without cause or by Mr. Thomas for good reason within 120 days after the occurrence of good reason, he will be entitled to accrued obligations, a salary continuance benefit equal to 2.99 times his final compensation and health care continuance.

Change in Control Agreement

The Company has a change in control agreement with Jeffery R. Cantrell.

Mr. Cantrell entered into a change in control agreement with the Bank, effective as of July 30, 2012. In the event that a change in control occurs during Mr. Cantrell’s employment and, within the period beginning on the date of closing of the change in control and ending one year after, his employment with the Bank is terminated by the Bank without cause or by him for good reason, the Bank will owe him certain severance pay, benefits and vesting of stock awards. Mr. Cantrell’s change in control agreement provides for one times the sum of his annual base salary in effect on his termination of employment or the change in control date, whichever is greater.

Potential Payments Upon Termination

The following table quantifies the expected payments to the named executive officers in different, specified employment termination circumstances under their employment agreements and change in control agreements. Benefits payable under the non-tax qualified supplemental executive retirement plan, the tax-qualified retirement plan and 401(k) plan are not included.

The information below assumes that termination of employment occurred on December 31, 2012. See the “Compensation Discussion and Analysis” section above for a discussion of the potential impact of the Company’s participation in TARP and requirements of the ARRA on the compensation, benefits, and employment agreements for the named executive officers, which is not reflected in the calculations below.

Name	Benefit	Death or Disability ($)	Before Change in Control Termination Without Cause or for Good Reason ($)	After Change in Control Termination Without Cause or for Good Reason ($)
Rex L. Smith, III	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—

	Total Value	—	—	—

Bruce E. Thomas	Post-termination compensation	35,000	350,000	523,250
	Health care benefits continuation	—	12,000	18,000

	Total Value	35,000	362,000	541,250

Jeffery R. Cantrell	Post-termination compensation	—	—	170,000
	Health care benefits continuation	—	—	—

	Total Value	—		170,000

John M. Oakey, III	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—

	Total Value	—	—	—

W. Thomas Townsend	Post-termination compensation	—	—	—
	Health care benefits continuation	—	—	—

	Total Value	—	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Company’s directors and executive officers are at present, as in the past, its banking customers. As such, the Company, through its banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers, principal stockholders and their associates. All loans and commitments to lend to such parties have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time with other persons not related to the Company or the Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding balance of loans to such parties at December 31, 2012 was $3.1 million.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by its Board of Directors that is separate from the Code of Business Conduct and Ethics, which applies to directors, officers and all employees of the Company and its subsidiaries. The Board reviews all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the Board and/or committee meeting during the discussion and vote with respect to the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about common stock that may be issued upon the exercise of options, warrants and rights under equity compensation plans as of December 31, 2012.

Prior to the mergers with the Company, both TransCommunity Financial and BOE Financial maintained equity compensation plans as incentives for certain officers and directors. In the mergers, the Company adopted all awards that were outstanding under such plans, but terminated certain provisions of them so that no further awards will be made under the plans. In 2009, the Company adopted the Community Bankers Trust Corporation 2009 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders
Plans of Predecessor Companies (1)	91,078	$5.36	—
2009 Stock Incentive Plan	412,000	$1.74	2,238,000
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	503,078	$2.40	2,238,000

(1)	Includes the following equity compensation plans that were approved by stockholders of TransCommunity Financial or BOE Financial, as the case may be, and adopted by the Company in the mergers: the TransCommunity Financial Corporation 2001 Stock Option Plan, the TransCommunity Financial Corporation 2007 Equity Compensation Plan, the BOE Financial Services of Virginia, Inc. Stock Incentive Plan and the BOE Financial Services of Virginia, Inc. Stock Option Plan for Outside Directors. Certain provisions of these plans were terminated so that no further awards will be made under them.

PROPOSAL TWO

APPROVAL OF THE REINCORPORATION PROPOSAL,

INCLUDING THE AGREEMENT AND PLAN

OF REINCORPORATION AND MERGER

Description of the Proposal and the Agreement

The Board of Directors of the Company has approved an Agreement and Plan of Reincorporation and Merger dated as of May 13, 2013 by and between the Company and CBTC Virginia Corporation, a Virginia corporation (“CBTC Virginia”). Under the Reincorporation Agreement, the Company would accomplish a reincorporation from Delaware to Virginia by merging the Company into CBTC Virginia, with CBTC Virginia being the surviving corporation, and converting each share of the Company’s common stock into one share of CBTC Virginia’s common stock, par value $0.01 per share. This transaction is referred to below as the “Reincorporation”.

CBTC Virginia has been recently organized at the direction of the Company to facilitate the Reincorporation and, following the Reincorporation, the full name of the surviving corporation will become “Community Bankers Trust Corporation”. (References below to CBTC Virginia after the merger with the Company mean CBTC Virginia with such name change.) The mailing address of CBTC Virginia’s executive offices is the same as the Company’s. As successor to the Company, such corporation will continue to conduct business as the Company presently conducts it, with the same directors, officers and personnel. In addition, following the Reincorporation, the Bank will continue to operate under its present name and will conduct business in the same manner as at present, with the same directors, officers and personnel.

The full text of the Reincorporation Agreement is attached as Appendix A to this proxy statement, and stockholders of the Company are urged to read it carefully.

Reasons for the Reincorporation

The principal reason for the Reincorporation is to avoid the Delaware franchise tax. Currently, the Company’s Delaware franchise tax is $144,000 per year, primarily because of the number of authorized shares of the Company’s common stock. By reincorporating in Virginia, the annual fee payable by CBTC Virginia would be a maximum of $1,700, regardless of the number of authorized shares of common stock.

The Company does not expect that the Reincorporation will have any impact on its operations or the operations of the Bank.

No Surrender of Stock Certificates

After the effective time of the Reincorporation (the “Effective Time”), certificates that represent shares of the Company’s common stock will automatically represent the same number of shares of CBTC Virginia’s common stock.

Stockholders should not send in their certificates.

All shares of CBTC Virginia’s common stock issued as a result of the Reincorporation will be deemed issued as of the Effective Time. After the Effective Time, stockholders of the Company will be entitled to vote the number of shares of CBTC Virginia’s common stock into which their shares of the Company’s common stock have been converted.

Effect on TARP Preferred Stock

On December 19, 2008, the Company issued 17,680 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and a related common stock warrant to the United States Department of the Treasury for a total price of $17,680,000. The issuance and receipt of proceeds from the Department of the Treasury were made under its voluntary Capital Purchase Program. The common stock warrant permits the Department of the Treasury to purchase 780,000 shares of common stock at an exercise price of $3.40 per share.

Upon consummation of the Reincorporation, each share of the Company’s Series A Preferred Stock will be converted into one share of Series A Preferred Stock of CBTC Virginia, with a preferred stock designation identical to the one currently in place for the Company’s Series A Preferred Stock. This conversion will be automatic by law and, as a result, the Department of the Treasury, as the sole holder of shares of the Company’s Series A Preferred Stock, will not have the right to vote for or against the Reincorporation. In addition, the common stock warrant that the Department of the Treasury holds will become, by virtue of the Reincorporation, a warrant to acquire the same number of shares of CBTC Virginia’s common stock, upon identical terms and conditions and for an identical price, as provided in the instrument for that warrant.

Effect on Stock Options and Warrants

At the Effective Time, the stock options of the Company, by virtue of the Reincorporation, will become stock options of CBTC Virginia. Stock options with respect to shares of the Company’s common stock granted and outstanding prior to consummation of the Reincorporation will automatically become options to purchase the same number of shares of CBTC Virginia’s common stock upon consummation of the Reincorporation, upon identical terms and conditions and for an identical price, and CBTC Virginia will assume all of the Company’s obligations with respect to such outstanding options.

Upon consummation of the Reincorporation, all rights to purchase, sell or receive shares of the Company’s common stock and all rights to elect to make payment in shares of the Company’s common stock under any agreement between the Company and any of its directors, officers or employees or under any other stock or option plan or program of the Company shall automatically, by operation of law, be converted into and shall become an identical right to make payment in shares of CBTC Virginia’s common stock under any such agreement between the Company and any of its directors, officers or employees or under such plan or program of the Company.

It is intended that all other employee benefit plans of the Company and the employment arrangements with executive officers will be unchanged by the Reincorporation.

Other than the common stock warrant that the Company issued to the Department of the Treasury in connections with its TARP investment, as discussed above, there are no outstanding warrants or other rights to acquire common stock or other securities of the Company.

Market for Common Stock

The Company’s common stock has traded on the Nasdaq Capital Market under the symbol “ESXB” since March 14, 2013. The common stock traded on the NYSE MKT (formerly known as the NYSE Amex) under the symbol “BTC” until March 13, 2013. As of April 17, 2013, there were 2,074 holders of record of the Company’s common stock, not including beneficial holders of securities held in street name.

Because CBTC Virginia is a newly formed corporation and there is currently no established trading market for its securities, no information can be provided as to historical market prices for CBTC Virginia’s common stock. At the Effective Time, such shares would, like shares of the Company’s common stock, trade on the Nasdaq Capital Market under the symbol “ESXB”.

The following table sets forth, for each quarter of 2011 and 2012, the high and low closing sales prices of the Company’s common stock as reported on the NYSE MKT.

	High	Low
2011
Quarter ended March 31	$1.62	$1.08
Quarter ended June 30	1.40	1.05
Quarter ended September 30	1.45	1.04
Quarter ended December 31	1.25	1.00

2012
Quarter ended March 31	2.15	1.05
Quarter ended June 30	2.40	1.72
Quarter ended September 30	2.88	1.77
Quarter ended December 31	2.87	2.31

The Company previously had outstanding warrants and units (each unit consisted of one share of the Company’s common stock and a warrant to acquire one share of common stock), which traded on the NYSE MKT under the symbols “BTC.WS” and “BTC.U,” respectively, until May 27, 2011. The warrants expired on June 4, 2011.

Anticipated Dividend Policy

The Reincorporation is not expected to affect dividend policy.

The Company’s dividend policy is subject to the discretion of the Board of Directors and future cash dividend payments to shareholders of CBTC Virginia’s common stock will depend upon a number of factors, including future earnings, alternative investment opportunities, financial condition, cash requirements, government regulations and policy and general business conditions. Under a capital plan that the Company adopted in October 2009, the Company’s policy is to pay quarterly cash dividends on its common stock. However, the Company has determined to limit any cash dividend payment to no more than 50% of its prior four quarters’ earnings, excluding any goodwill impairment. The Company retains the discretion to modify this determination if its capital ratios and related models indicate that such modification is prudent and consistent with the maintenance of targeted capital levels. In addition, if the Company’s capital levels fall or are forecasted to fall below “well capitalized” levels, the Company will consider the suspension of the dividend payment.

The Company’s ability to distribute cash dividends will depend primarily on the ability of its banking subsidiary to pay dividends to it. The Bank is subject to legal limitations on the amount of dividends that it is permitted to pay. Furthermore, neither the Company nor the Bank may declare or pay a cash dividend on any of its capital stock if it is insolvent or if the payment of the dividend would render the entity insolvent or unable to pay its obligations as they become due in the ordinary course of business.

The Company commenced declaring dividends on its common stock in 2008 following the mergers with BOE Financial and TransCommunity Financial. From the second quarter of 2008 through the first quarter of 2010, the Company paid a quarterly cash dividend of $0.04 per share to the holders of its common stock.

Following the payment of its cash dividend in February 2010, the Company determined to suspend the payment of its quarterly dividend to holders of common stock. While the Company believes that its capital and liquidity levels remain above the averages of its peers, the Company remains concerned over asset quality and the uncertainty of the real estate markets and general economy in the central Virginia region. Due to these factors, the Company has determined that it is currently prudent to retain capital until such time as the Company experiences an upturn in economic conditions, lower levels of nonperforming assets and return on equity at higher levels than currently being realized.

Resales of CBTC Virginia Common Stock

The shares of CBTC Virginia’s common stock to be issued to stockholders of the Company in connection with the Reincorporation will be freely transferable by those stockholders not deemed to be “affiliates” of CBTC Virginia or the Company. Affiliates are generally defined as persons who control, are controlled by, or are under common control with CBTC Virginia or the Company.

As is currently the case with respect to the Company and shares of the Company’s common stock, shares of CBTC Virginia’s common stock acquired by a person who is an affiliate of CBTC Virginia will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Under Rule 144, each affiliate of CBTC Virginia who complies with the conditions of Rule 144 (including those that require the affiliate’s sales to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) one percent of the outstanding shares of CBTC Virginia’s common stock or (ii) the average weekly trading volume in such shares during the preceding four calendar weeks. The ability of affiliates to resell shares of CBTC Virginia’s common stock received in the Reincorporation under Rule 144 will be subject to CBTC Virginia’s having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale. Affiliates would be permitted to resell shares of CBTC Virginia’s common stock received in the Reincorporation pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements.

Anticipated Effective Time

If the holders of a majority of the outstanding shares of the Company approve the Reincorporation Agreement, it will become effective upon satisfaction of certain conditions and the receipt of required regulatory approvals. When the Virginia State Corporation Commission and the Secretary of State of Delaware each has issued a Certificate of Merger, the Reincorporation will become effective (i.e., the Effective Time). Subject to receipt of any requisite regulatory approvals and the satisfaction of all other conditions of the Reincorporation, the Company believes that the Reincorporation will be effective on or before June 30, 2013.

Abandonment or Amendment of the Agreement

Consummation of the Reincorporation is subject to certain conditions as specified in the Reincorporation Agreement, including obtaining the required approval of stockholders and various regulatory approvals. The Reincorporation Agreement may be abandoned by the affirmative vote of a majority of the Board of Directors of either the Company or CBTC Virginia, whether or not the stockholders of the Company or CBTC Virginia have cast their votes with regard to the proposal. The Reincorporation Agreement may be amended by the mutual consent of the parties with the authorization or approval of the respective Boards of Directors of the Company and CBTC Virginia. However, the consideration to be received by holders of the Company’s common stock cannot be changed after such stockholders have approved the Reincorporation Agreement without further stockholder approval.

Accounting for the Transaction

Upon consummation of the Reincorporation, the historical financial statements of the Company will become the historical financial statements of CBTC Virginia. Total stockholders’ equity will be unchanged as a result of the Reincorporation.

Federal Income Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of shares of the Company’s common stock who receive shares of CBTC Virginia’s common stock in exchange for their shares of the Company’s common stock as a result of the proposed Reincorporation.

This discussion does not address all of the federal income tax consequences of the Reincorporation that may be relevant to particular stockholders of the Company, such as dealers in securities, or those stockholders who acquire their shares upon the exercise of stock options. In view of the varying nature of such tax considerations, each stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Reincorporation. Subject to the limitations described, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

(a)	No gain or loss should be recognized by the stockholders of the Company upon conversion of their shares of the Company’s common stock into shares of CBTC Virginia’s common stock pursuant to the Reincorporation;

(b)	The aggregate tax basis of shares of CBTC Virginia’s common stock received by each stockholder of the Company in the Reincorporation should be equal to the aggregate tax basis of the shares of the Company’s common stock converted into shares of CBTC Virginia’s common stock;

(c)	The holding period of shares of CBTC Virginia’s common stock received by each stockholder of the Company in the Reincorporation should include the period during which the stockholder held his or her shares of the Company’s common stock converted into shares of CBTC Virginia’s common stock, provided such shares of the Company’s common stock were held by the stockholder as a capital asset on the date of Reincorporation; and

(d)	The Company should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation.

The Company has not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences of the Reincorporation under the Code. The Company will request an opinion from its legal counsel, LeClairRyan, A Professional Corporation, substantially to the effect that the Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the “Tax Opinion”) and have the federal tax consequences described above. The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position and will be subject to certain assumptions and qualifications, including representations made by the Company and CBTC Virginia. The Company believes that the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code.

No Appraisal Rights for Dissenting Stockholders

Pursuant to applicable Delaware law, the Reincorporation does not give rise to any appraisal or dissenters’ rights.

Differences in Rights of Stockholders

Descriptions of the Company’s capital stock and CBTC Virginia’s capital stock are contained below under the headings “— Description of Company Capital Stock” and “— Description of CBTC Virginia Capital Stock,” respectively.

As a result of the Reincorporation, holders of shares of the Company’s common stock, whose rights are presently governed by Delaware law and the Certificate of Incorporation and Bylaws of the Company, would become shareholders of CBTC Virginia, a Virginia corporation. Accordingly, their rights would be governed by Virginia law and the Articles of Incorporation and Bylaws of CBTC Virginia.

Because the principal reason for the Reincorporation is to avoid the Delaware franchise tax, the Company intends that, upon the Reincorporation, the shareholders of CBTC Virginia will have essentially the same rights as the stockholders of the Company, subject to any difference in Delaware law and Virginia law. In addition, the Company was initially formed as a special purpose acquisition company to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Accordingly, any provisions in the Company’s Certificate of Incorporation that relate to being a special purpose acquisition company or effecting an initial business combination, which occurred in May 2008, will not be reflected in the Articles of Incorporation of CBTC Virginia.

The following discussion is a summary of the material differences in the rights of stockholders and is not intended as a complete description of all of the provisions in the Articles of Incorporation and Bylaws of CBTC Virginia that may affect the rights of stockholders. The Articles of Incorporation of CBTC Virginia, attached to this proxy statement as Appendix B, are incorporated by reference into this discussion and should be carefully reviewed. The designation for the Series A Preferred Stock is deemed to be part of the Articles of Incorporation of CBTC Virginia and is attached to this proxy statement as Appendix C.

The Bylaws of CBTC Virginia are identical in all material respects to the Bylaws of the Company.

Capital Stock

The Articles of Incorporation of CBTC Virginia authorize the issuance of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock without further shareholder approval. Currently, the Certificate of Incorporation of the Company likewise authorizes the issuance of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock without further shareholder approval.

Voting Rights

Neither the Articles of Incorporation of CBTC Virginia nor the Certificate of Incorporation of the Company provides that stockholders have cumulative voting rights in the election of directors. The absence of cumulative voting allows holders of a majority of the outstanding shares of voting stock to elect the entire Board of Directors.

The holders of shares of the Company’s common stock have the right to vote on certain business combinations to which the Company is a party or any proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Company. Holders of shares of CBTC Virginia’s common stock have the same rights with respect to business combinations and any such asset sales to which CBTC Virginia is a party. See “ — Mergers, Consolidations and Sales of Assets” below.

Payment of Dividends

See “ — Anticipated Dividend Policy” above.

Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, however, has been diminished by depreciation in the value of its property, or by losses, to an amount that is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the corporation cannot declare and pay out of the net profits any dividends on any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired.

The ability of CBTC Virginia to pay dividends also is limited by restrictions imposed by the Virginia Stock Corporation Act on Virginia corporations. In general, dividends paid by a Virginia corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

Directors

The Bylaws of the Company and CBTC Virginia each provide that the number of the directors be fixed in a manner determined by a majority of the directors than in office. There are currently 10 directors of the Company, and prior to the Effective Time, each director of the Company will become a director of CBTC Virginia.

Filling Vacancies on the Board

Vacancies on the Board of Directors of CBTC Virginia, including a vacancy resulting from an increase in the number of directors, can be filled only by the Board. A vacancy on the Board of Directors of the Company, including a vacancy resulting from an increase in the number of directors, can be filled only by the Board.

Removal of Directors

As set forth in the respective Bylaws, directors of the Company and directors of CBTC Virginia may be removed from office, with or without cause, by the affirmative vote of holders of a majority of the shares entitled to vote at an election of directors.

Liability and Indemnification of Directors, Officers and Employees

Virginia law provides that, in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of:

•

the monetary amount, including the elimination of liability, specified in the Articles of Incorporation or, if approved by the shareholders, in the Bylaws as a limitation on or elimination of the liability of the officer or director, or

•

the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed.

The liability of an officer or director is not limited under Virginia law or a corporation’s Articles of Incorporation and Bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Articles of Incorporation of the CBTC Virginia provide that, to the fullest extent that Virginia law permits the limitation or elimination of the liability of directors or officers, a director or officer of CBTC Virginia is not liable to CBTC Virginia or its shareholders for monetary damages.

Furthermore, the Articles of Incorporation of CBTC Virginia provide that, to the fullest extent permitted by Virginia law and any other applicable law, CBTC Virginia is required to indemnify a director or officer of CBTC Virginia who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of or on behalf of CBTC Virginia as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. CBTC Virginia is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer as set forth above.

The Company’s Certificate of Incorporation and Bylaws provide that a director is not personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as director except for liability for any breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involved intentional misconduct, or a knowing violation of law, under Section 174 of the General Corporation Law of Delaware and for any transaction from which the director derive an improper personal benefit.

The Company’s Certificate of Incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. The Company’s Certificate of Incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent if the Board of Directors (or other committee or entity empowered to make such a determination) formally determines that he or she acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, the Company’s best interests. With respect to any criminal action or proceeding, the Company’s Board of Directors (or other committee or entity empowered to make such a determination) must formally determine that he or she had no reasonable cause to believe his or her conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Company, no indemnification shall be made if such person is determined to be liable to the Company, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. The indemnification provided by the Company’s Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

The Company’s Certificate of Incorporation also provides that the Company may purchase and maintain insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of the Certificate of Incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CBTC Virginia pursuant to the foregoing provisions, the Company and CBTC Virginia have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Special Meetings of Stockholders

Under the Bylaws of the Company and the Bylaws of CBTC Virginia, a special meeting of stockholders may be called by a majority of the Board of Directors or by the Chairman of the Board, the Chief Executive Officer or the President.

Amendment of Governing Instruments

Under Delaware law, the Certificate of Incorporation of the Company can be amended only if the amendment is approved by holders of a majority of the issued and outstanding shares of stock entitled to vote. The Articles of Incorporation of CBTC Virginia also can be amended by the vote of holders of a majority of the issued and outstanding shares of each voting group of CBTC Virginia entitled to vote.

The Bylaws of the Company and CBTC Virginia generally may be amended by either the Board of Directors or the stockholders by a majority vote.

APPROVAL OF THE REINCORPORATION AGREEMENT BY THE STOCKHOLDERS OF THE COMPANY WILL BE DEEMED TO BE APPROVAL OF THE ARTICLES OF INCORPORATION AND THE BYLAWS OF CBTC VIRGINIA BY THE SHAREHOLDERS.

Mergers, Consolidations and Sales of Assets

Under Delaware law and the Certificate of Incorporation of the Company, a plan of merger or a direct or indirect sale, lease, exchange or other disposition of all or substantially all of the property of the Company must be approved by holders of a majority of the outstanding shares of each class of stock entitled to vote. Under the Articles of Incorporation of CBTC Virginia, such transactions and any share exchange in which shares of CBTC Virginia stock are acquired by another corporation must be approved by holders of a majority of the issued and outstanding shares of each voting group entitled to vote. Additionally, consistent with Virginia law, the Board of Directors of CBTC Virginia may condition its submission of such plan of merger or share exchange or such a sale or disposition of assets to the shareholders on any basis, including the requirement of a greater vote than the required vote described above.

Material Virginia Laws

The Virginia statutes described below under “Affiliated Transactions” and “Control Share Acquisitions” have the general purpose of deterring certain corporate takeovers.

Affiliated Transactions

The Affiliated Transaction Statute contains provisions governing “affiliated transactions.” These transactions include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date that a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions

Under the Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•

unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•

among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s Articles of Incorporation or Bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s Articles of Incorporation or Bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisitions Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their Articles of Incorporation or Bylaws to opt out of the Control Share Acquisitions Statute. CBTC Virginia has not opted out of the Control Share Acquisition Statute.

Description of the Company’s Capital Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.01, and 5,000,000 shares of preferred stock, par value $0.01.

Common Stock

The Company’s stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

The Company’s stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

The Company’s Certificate of Incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. Accordingly, the Company’s Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

On December 19, 2008, the Company issued 17,680 shares of Series A Preferred Stock and a related common stock warrant to the United States Department of the Treasury for a total price of $17,680,000. The issuance and receipt of proceeds from the Department of the Treasury were made under its voluntary Capital Purchase Program. The Series A Preferred Stock has a liquidation amount per share equal to $1,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.

Transfer Agent

The transfer agent for the Company’s securities is Continental Stock Transfer & Trust Company, New York, New York.

Description of CBTC Virginia’s Capital Stock

CBTC Virginia is authorized to issue 200,000,000 shares of common stock, par value $0.01, and 5,000,000 shares of preferred stock, par value $0.01.

Common Stock

CBTC Virginia’s shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

CBTC Virginia’s Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

CBTC Virginia’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

CBTC Virginia’s Articles of Incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by CBTC Virginia’s Board of Directors. Accordingly, CBTC Virginia’s Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of CBTC Virginia.

At the Effective Time, the outstanding shares of the Series A Preferred Stock will be converted into similar shares of CBTC Virginia.

Transfer Agent

At the Effective Time, the transfer agent for CBTC Virginia’s securities is expected to be Continental Stock Transfer & Trust Company, New York, New York.

Recommendation

The Board of Directors recommends that stockholders vote FOR approval of the Reincorporation Agreement, under which the Company’s state of incorporation would change from Delaware to Virginia.

PROPOSAL THREE

NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the TARP Capital Purchase Program to permit, at annual meetings of stockholders, a separate stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Company is providing you the opportunity, as a stockholder, to endorse or not endorse the Company’s executive pay programs and policies through the following resolution:

“RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2013 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the stockholders vote FOR Proposal Three.

PROPOSAL FOUR

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Elliott Davis, LLC (“Elliott Davis”), an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the year ended December 31, 2012, and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of Elliott Davis will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of Elliott Davis as the Company’s independent registered public accounting firm for 2013. If stockholders do not ratify the selection of Elliott Davis, the Audit Committee will reconsider its appointment.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Elliott Davis as the Company’s independent registered public accounting firm for 2013.

Fees

The following table presents fees billed to the Company by Elliott Davis for the years ended December 31, 2012 and December 31, 2011:

	2012	2011
Audit Fees	$236,000	$246,500
Audit-Related Fees	$51,338	$87,448
Tax Fees	$25,000	$26,065
All Other Fees	—	—

Audit Fees for 2012 and 2011 consisted primarily of fees billed for the audit of the Company’s annual consolidated financial statements and for reviews of the consolidated financial statements included in the Company’s quarterly report on Form 10-Q.

Audit-Related Fees for 2012 and 2011 consisted primarily of fees billed for services rendered in connection with the audit of management’s assessment of internal control over financial reporting, consulting regarding various issues and the audit of the Bank’s employee benefit plans.

Tax Fees for 2012 and 2011 included fees for the preparation of federal tax forms, tax planning and various other tax-related items.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee may delegate pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee assists the Board of Directors in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls over financial reporting; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2012 with each of management and the independent registered public accounting firm. The Committee has also discussed with each party the Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting. The Committee has further discussed with the independent registered public accounting firm the matters required to be discussed with it under PCAOB Auditing Standard AU Section 380, Communication with Audit Committees, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Regarding Independence. The Committee has also discussed with the independent registered public accounting firm its independence and has considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

The Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has also discussed with the independent registered public accounting firm its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinions on the conformity of the Company’s annual consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee

Glenn J. Dozier, Chair

Troy A. Peery, Jr.

S. Waite Rawls III

Robin Traywick Williams

Date: March 19, 2013

STOCKHOLDER PROPOSALS

All proposals, including nominations for directors, submitted by stockholders for presentation in the proxy statement for the 2014 annual meeting of stockholders must comply with the Securities and Exchange Commission’s rules regarding stockholder proposals. In addition, the Company’s Bylaws require that for any business to be properly brought before an annual meeting by a stockholder, the Company’s Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth:

•	for nominations for directors, as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of capital stock of the Company that are beneficially owned by the person; and

•

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; and

•	for other business, as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of the stockholder in such business; and

•	as to the stockholder giving the notice:

•	the name and record address of the stockholder; and

•	the class, series and number of shares of capital stock of the Company that are beneficially owned by the stockholder.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the Bylaws.

Any proposal of a stockholder intended to be presented at the Company’s 2014 annual meeting of stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than January 13, 2013.

ANNUAL REPORTS

The Company’s 2012 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, is being mailed to stockholders with this proxy statement. Stockholders may also request, without charge, an additional copy of the Company’s 2012 Annual Report to Stockholders, by writing to the Corporate Secretary, 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060. The 2012 Annual Report to Stockholders is not part of the proxy solicitation materials.

May 13, 2013

APPENDIX A

AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

BETWEEN

COMMUNITY BANKERS TRUST CORPORATION

(A DELAWARE CORPORATION)

AND

CBTC VIRGINIA CORPORATION

(A VIRGINIA CORPORATION)

This Agreement and Plan of Reincorporation and Merger (“Agreement”) is made and entered into as of May 13, 2013 by and between COMMUNITY BANKERS TRUST CORPORATION, a Delaware corporation (“CBTC Delaware”), and CBTC VIRGINIA CORPORATION, a Virginia corporation (“CBTC Virginia”).

RECITALS

1. The Board of Directors of CBTC Delaware has determined that it is in the best interests of CBTC Delaware and its stockholders for CBTC Delaware to change its state of incorporation; and

2. CBTC Delaware has caused CBTC Virginia to be organized under Virginia law to facilitate the reincorporation of CBTC Delaware in Virginia; and

3. The reincorporation will be effected by a merger under Delaware and Virginia law of CBTC Delaware with and into CBTC Virginia in which each share of common stock of CBTC Delaware is converted into one share of common stock of CBTC Virginia; and

4. The respective Boards of Directors of CBTC Delaware and CBTC Virginia have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW, THEREFORE, CBTC Delaware and CBTC Virginia do hereby agree as follows:

1. THE MERGER. Subject to the terms and conditions hereof, CBTC Delaware shall be merged with and into CBTC Virginia in accordance with the Virginia Stock Corporation Act and the Delaware General Corporation Law (the “Merger”). CBTC Virginia shall be the surviving corporation. CBTC Virginia shall succeed to and acquire all of the assets and assume all of the liabilities (each, without limitation or modification, whatsoever) of CBTC Delaware. The Merger shall become effective when certificates of merger issued by the State Corporation Commission of Virginia and by the Secretary of the State of Delaware shall have become effective (the “Effective Time”). At the Effective Time the separate corporate existence of CBTC Delaware shall cease, and the Merger shall have the effects stated in Section 13.1-721 of the Virginia Stock Corporation Act. At the Effective Time or as soon thereafter as possible, CBTC Virginia’s corporate name shall become Community Bankers Trust Corporation.

2. ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of CBTC Virginia in effect immediately prior to the consummation of the Merger shall be the Articles of Incorporation and Bylaws of the surviving corporation and shall remain in effect at and following the Effective Time until amended or repealed. The directors and officers of CBTC Virginia immediately prior to the Effective Time shall be the directors and officers of the surviving corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, or by the articles of incorporation or bylaws of the surviving corporation.

3. CONVERSION OF SHARES; CANCELLATION OF SHARES.

(a) At the Effective Time:

(i) Each share of common stock, par value $0.01 per share, of CBTC Delaware (“CBTC Delaware Common Stock”) issued and outstanding immediately prior to the Effective Time, by operation of law, shall be automatically converted into one share of common stock, par value $0.01 per share, of CBTC Virginia (“CBTC Virginia Common Stock”).

(ii) Each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of CBTC Delaware issued and outstanding immediately prior to the Effective Time, by operation of law, shall be automatically converted into one share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of CBTC Virginia.

(iii) Each warrant or other right to acquire one or more shares of CBTC Delaware Common Stock that is outstanding immediately prior to the Effective Time, by operation of law, shall be automatically converted into a similar warrant or other right to acquire the same number of shares of CBTC Virginia Common Stock, upon identical terms and conditions and for an identical price, as provided in the instrument for such warrant or right.

No other property, shares, other securities or considerations of any type will be distributed or issued in connection with or as a result of the Merger.

(b) At the Effective Time, each share of CBTC Virginia Common Stock outstanding immediately prior to the Effective Time shall be cancelled, without payment of any consideration therefor. Each stock certificate that represents shares of CBTC Delaware Common Stock, after the Effective Time, shall represent the same number of shares of CBTC Virginia Common Stock. Stockholders will not be required to surrender stock certificates.

4. EMPLOYEE AND DIRECTOR STOCK PLANS. At the Effective Time, all stock option and stock-based compensation plans of CBTC Delaware (the “CBTC Delaware Plans”) shall automatically be continued as and become plans of CBTC Virginia (the “CBTC Virginia Plans”). At the Effective Time, there shall be substituted for the options granted under the CBTC Delaware Plans (“Old Options”), new options (“New Options”) under the CBTC Virginia Plans without any action on the part of optionees, and each New Option shall be for the same number of shares of CBTC Virginia Common Stock, exercisable at the same price and subject to the same terms and conditions as each Old Option was with respect to CBTC Delaware Common Stock. The substitution of New Options for Old Options shall be done in accordance with the provisions of Section 425(a) of the Internal Revenue Code of 1986. Under the CBTC Virginia Plans, CBTC Virginia shall assume all of the rights and obligations of CBTC Delaware under the CBTC Delaware Plans.

At the Effective Time, CBTC Virginia shall be deemed to have reserved and authorized the issuance of the number of shares of CBTC Virginia Common Stock under the CBTC Virginia Plans that is equal to the number of shares of CBTC Delaware Common Stock approved for issuance under the CBTC Delaware Plans that CBTC Delaware has not issued under the CBTC Delaware Plans prior to the Effective Time.

At the Effective Time, all rights to purchase, sell or receive CBTC Delaware Common Stock and all rights to elect to make payment in CBTC Delaware Common Stock under any agreement between CBTC Delaware and any director, officer or employee thereof or under any plan or program of CBTC Delaware shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive CBTC Virginia Common Stock and an identical right to make payment in CBTC Virginia Common Stock under any such agreement between CBTC Delaware and any director, officer or employee thereof or under such plan or program of CBTC Delaware.

5. CONDITIONS TO THE MERGER. The Merger shall not be consummated unless the following conditions have been satisfied:

(a) Holders of the issued and outstanding shares of CBTC Delaware Common Stock shall have approved this Agreement in accordance with Delaware law and the Certificate of Incorporation of CBTC Delaware, and the sole shareholder of CBTC Virginia shall have approved this Agreement, in accordance with Virginia law. Neither of such approvals shall have been revoked at or prior to the Effective Time.

(b) If, in the opinion of counsel to CBTC Virginia, such registration is required, CBTC Virginia Common Stock to be issued to the holders of CBTC Delaware Common Stock pursuant to the Merger shall have been duly registered pursuant to Section 5 of the Securities Act of 1933 and such registration shall not be suspended at the Effective Time. Further, to the extent required in the opinion of legal counsel for CBTC Virginia, CBTC Virginia shall have complied with all applicable securities law of states and other jurisdictions relating to such issuance of CBTC Virginia Common Stock.

(c) Any and all approvals or consents shall have been obtained from any governmental agency having jurisdiction, and from other third parties that are, in the opinion of legal counsel for CBTC Delaware or CBTC Virginia, required for the lawful consummation of the Merger and the issuance and delivery of CBTC Virginia Common Stock as contemplated by this Agreement, and such approvals or consents shall not have been revoked.

(d) CBTC Delaware and CBTC Virginia shall have received, with respect to federal income taxes, an opinion from LeClairRyan, A Professional Corporation, acceptable in form, qualification and substance to CBTC Delaware and CBTC Virginia and their legal counsel, to the effect that:

(1) The Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

(2) No gain or loss will be recognized by the stockholders of CBTC Delaware upon conversion of their CBTC Delaware Common Stock into CBTC Virginia Common Stock pursuant to the Merger;

(3) No gain or loss will be recognized by CBTC Delaware as a result of the Merger;

(4) The aggregate tax basis of CBTC Virginia Common Stock received by each stockholder of CBTC Delaware in the Merger will be equal to the aggregate tax basis of CBTC Delaware Common Stock converted in exchange therefor; and

(5) The holding period of CBTC Virginia Common Stock received by each stockholder of CBTC Delaware in the Merger will include the period during which the stockholder held his CBTC Delaware Common Stock converted therefor, provided such CBTC Delaware Common Stock is held by the stockholder as a capital asset on the date of the Merger.

6. ABANDONMENT OF AGREEMENT. This agreement may be abandoned unilaterally by CBTC Delaware or by CBTC Virginia at any time before the Effective Time in the event that, for any reason, consummation of the transactions contemplated hereby is inadvisable in the opinion of CBTC Delaware or CBTC Virginia, in its respective sole judgment. Such abandonment shall be effected by written notice by CBTC Delaware or CBTC Virginia to the other party hereto, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of CBTC Delaware or CBTC Virginia or the directors, officers, employees, agents or stockholders of any of them. In the event of abandonment of this Agreement, CBTC Delaware shall pay the fees and expenses incurred by itself and CBTC Virginia in connection with this Agreement and the Merger.

7. AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto with the authorization or approval of the Board of Directors of each of the parties hereto; provided, however, that after the stockholders of CBTC Delaware have considered and approved this Agreement the provisions of Section 3 hereof relating to the consideration to be exchanged for shares of CBTC Delaware Common Stock shall not be amended so as to decrease the amount or change the form of such consideration without the further approval of CBTC Delaware stockholders.

8. FURTHER ASSURANCES. From time to time, as and when required by CBTC Virginia or by its successors or assigns, and to the extent permitted by law, there shall be executed and delivered on behalf of CBTC Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by CBTC Virginia the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CBTC Delaware and otherwise carry out the purposes of this Agreement, and each of the directors and officers of CBTC Virginia is fully authorized in the name and on behalf of CBTC Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Virginia, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

COMMUNITY BANKERS TRUST CORPORATION

By

Its

CBTC VIRGINIA CORPORATION

By

Its

APPENDIX B

FORM OF

ARTICLES OF INCORPORATION

OF

COMMUNITY BANKERS TRUST CORPORATION

I. NAME

The name of the corporation is Community Bankers Trust Corporation (the “Corporation”).

II. PURPOSE

The purpose for which the Corporation is formed is to act as a holding company and to transact any or all lawful business not required to be stated in the Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time (the “Act”).

III. CAPITAL STOCK

1. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is Two Hundred Five Million (205,000,000), of which Two Hundred Million (200,000,000) shares shall be shares of common stock, par value $0.01 per share (“Common Stock”), and Five Million (5,000,000) shares shall be shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

2. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series. Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

(a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full, special or limited, and whether the shares of such class or series shall be entitled to vote as a separate class either alone or together with the shares of one or more other classes or series of stock;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation at its option or at the option of the holders of such shares or upon the happening of a specified event, and, if so, the times, prices and other terms, conditions and manner of such redemption;

(e) the preferences, if any, and the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or any other series of the same class or any other class or classes of securities or property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

IV. DIRECTORS

1. Number of Directors. The Board of Directors shall consist of such number of individuals as may be fixed or provided for by the Bylaws of the Corporation. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The directors in Class I shall be elected for a term expiring at the 2014 Annual Meeting of stockholders, the directors in Class II shall be elected for a term expiring at the 2015 Annual Meeting of stockholders, and the directors in Class III shall be elected for a term expiring at the 2016 Annual Meeting of stockholders.

2. Election of Directors; Vacancies. Commencing at the 2014 Annual Meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the Act may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors, other than those elected by the Board of Directors to fill a vacancy, shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected by the Board of Directors to fill a vacancy resulting from the death, resignation or removal of a director shall serve until the next meeting of stockholders at which directors are elected.

V. INDEMNIFICATION

1. In this Article:

“applicant” means the person seeking indemnification pursuant to this Article.

“expenses” includes counsel fees.

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

“proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

2. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

3. The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

4. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 3.

The determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) if a quorum cannot be obtained under subsection (a) of this Section 6, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) by special legal counsel (which may include outside counsel regularly used by the Corporation so long as such counsel is not involved in the proceeding in question):

(i)	selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section 6; or

(ii)	if a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section 6 and a committee cannot be designated under subsection (b) of this Section 6, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 6 to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 6 of this Article if the applicant furnishes the Corporation: (i) a written statement of his or her good faith belief that he or she has met the standard of conduct described in Section 3 of this Article; and (ii) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

(b) The undertaking required by paragraph (ii) of subsection (a) of this Section 7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Authorizations of payments under this Section 7 shall be made by the persons specified in Section 6 of this Article.

8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

VI. REGISTERED OFFICE AND AGENT

The initial registered office of the Corporation is 4235 Innslake Drive, Suite 200, Glen Allen, Virginia 23060, in the County of Henrico, Virginia, and the initial registered agent is John M. Oakey, III, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the Corporation’s initial registered office.

VII. MANAGEMENT POWERS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

1. Elections of directors need not be by ballot unless the bylaws of the Corporation so provide.

2. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

3. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the Commonwealth of Virginia, of these Articles of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

APPENDIX C

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

COMMUNITY BANKERS TRUST CORPORATION

(a Virginia corporation)

COMMUNITY BANKERS TRUST CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Corporation”), in accordance with the provisions of the Virginia Stock Corporation Act, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on                                          creating a series of 17,680 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”.

RESOLVED , that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 17,680.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $4,420,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Common Stock.

(g) “Signing Date” means Original Issue Date .

Part. 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[ Remainder of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, COMMUNITY BANKERS TRUST CORPORATION has caused this Certificate of Designations to be signed by Bruce E. Thomas, its Senior Vice President and Chief Financial Officer, this 16th day of December, 2008.

COMMUNITY BANKERS TRUST CORPORATION

By:
Name:
Title:

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date ( i.e. , no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock ( provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided , however , that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

[FORM OF PRELIMINARY PROXY]

Community Bankers Trust Corporation

As a stockholder of Community Bankers Trust Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 12, 2013.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1. Election of four directors to a three-year term on the Board of Directors.

01 Troy A. Peery, Jr.	☐ FOR	☐ WITHHOLD

02 Eugene S. Putnam, Jr.	☐ FOR	☐ WITHHOLD

2. Approval of the Agreement and Plan of Reincorporation and Merger dated May 13, 2013, under which the Company’s state of incorporation would change from Delaware to Virginia.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Approval of a non-binding resolution to endorse the Company’s executive compensation program.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Your vote is important. Please vote immediately.

4.  Ratification of the appointment of Eliott Davis, LLC as the Company’s independent registered public accounting firm for 2013.

☐  FOR  ☐   AGAINST  ☐  ABSTAIN

The proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Annual Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

Signature	Signature	Date	, 2013.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2013:

The proxy statement is available on the Company’s investor web site at http://www.cbtrustcorp.com.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

COMMUNITY BANKERS TRUST CORPORATION

4235 Innslake Drive, Suite 200

Glen Allen, Virginia 23060

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 13, 2013

The undersigned hereby appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the powers to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the “Company”), held of record by the undersigned at the close of business on April 17, 2013, at the annual meeting of stockholders to be held at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia 23060, on Thursday, June 13, 2013, at 10:00 a.m. local time, and at any adjournment or postponement thereof (the “Annual Meeting”), on all matters that may properly come before the Annual Meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the Annual Meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement relating to the Annual Meeting.

The shares represented by this proxy card (the “Shares”) shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. Each of the proxies is authorized to vote the Shares in his discretion on any other matter that may properly come before the Annual Meeting. If the undersigned does not sign and return a proxy card or attend the Annual Meeting and vote by ballot, the Shares will not be voted.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to the Company for receipt prior to the Annual Meeting.

(Please complete on the reverse side, date, sign and mail this proxy  promptly in the enclosed postage-paid envelope.)